                                                                    EXHIBIT 10.1

NationsBank
NationsBank of Texas, N.A.


                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                           NATIONSBANK OF TEXAS, N.A.

                                      AND

                                  ULTRAK, INC.
                             ULTRAK OPERATING, L.P.
                           DENTAL VISION DIRECT, INC
                           DIAMOND ELECTRONICS, INC.
              JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.


                         Effective Date: July 26, 1996

                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II-A. REVOLVING FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.1    Revolving Facility Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.3    Payments; Conversion to Term Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.4    Termination of Revolving Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.5    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2A.6    Borrowing and Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2A.7    Reimbursements to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2A.8    Funding/Booking of Revolving Facility Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2A.9    Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE II-B. TERM FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2B.1    Term Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2B.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2B.4    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2B.5    Termination of Term Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2B.6    Booking of Term Facility Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2B.7    Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE  II-C. GENERAL LOAN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2C.1    Master Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2C.2    Interest Accrual . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2C.3    Interest Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2C.4    Interest Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2C.5    Mandatory Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2C.6    Application of Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2C.7    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2C.8    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2C.9    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2C.10   Special Provisions For LIBOR Pricing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Article III. COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Perfection and Protection of Lender's Security interest  . . . . . . . . . . . . . . . . . . . . . .  15
         3.3     Priority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.4     Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.5     Examinations; Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.6     Collateral Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.7     Aging Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.8     Receivables Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.10    Real Property Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.11    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.12    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18



                                       i
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
         3.13    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.14    Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.15    Landlords, Bailees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.16    Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.17    Preservation of Lender's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.18    Special Rights of Lender; Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.19    Mutual Benefit; Joint and Several Liability; Cross Collateralization; Cross Guaranties . . . . . . .  20

ARTICLE IV. CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.1     Items to be Delivered by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.2     Loans Under Revolving Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE V. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.1     Name; Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.2     Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.3     Existence; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.4     Power and Authority; Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.5     No Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.6     Share Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.7     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.11    Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.13    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.14    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.15    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.16    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.17    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.18    Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.19    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.20    Representations and Warranties Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VI. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.1     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.4     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.5     Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.6     Interim Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.7     Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.8     SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.9     Aging Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.10    Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.11    Notification of Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.12    Notification of Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.13    Notification Regarding Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.14    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27



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
         6.16    Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.17    Fees, Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.18    Waivers and Consents Respecting the Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.19    Subordination Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.20    Change of Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.21    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.22    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.23    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.24    Prohibition Against Liens on Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.25    Dissolution, Liquidation, Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.26    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.27    Limitation on Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.28    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.29    Change in Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.30    Change in Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.31    Dividends, Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.32    Redemptions and Acquisition of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.33    Bonuses, Consulting Fees to Shareholders and Directors . . . . . . . . . . . . . . . . . . . . . . .  30
         6.34    Loans to Officers, Directors, Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.35    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.36    Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.37    Limitation on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.38    Covenants Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII. EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII. REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.1     Refusal of Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.3     Cash Collateral; Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.4     Enforcement Costs; Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.5     Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.6     Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.7     Performance by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.8     Non-waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.9     Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IX. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.1     Effective date; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4     Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.5     Lender's Records; Account Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.6     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.7     Non-applicability of Chapter 15 of Texas Credit Code . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.8     Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.9     Judgment Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.10    Interest Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.11    Continuing Rights of Lender in respect of Obligations  . . . . . . . . . . . . . . . . . . . . . . .  37





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
         9.12    Fees, Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.13    Acceptance and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.14    Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.15    Express Waivers by Borrowers in respect of Cross-Collateralization and Cross Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.16    Participation of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.17    Other Agreements; Cross Collateralization and Cross Default  . . . . . . . . . . . . . . . . . . . .  39
         9.18    ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.19    WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.20    Copies Valid as Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.21    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.22    Entirety and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.23    Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.24    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.25    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.26    Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.27    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.28    Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.29    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.30    Amendment and Restatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

NationsBank
NationsBank of Texas, N.A.

                          LOAN AND SECURITY AGREEMENT

                 This Loan and Security Agreement is effective as of July 26, 1996 and is executed and entered into by and between NATIONSBANK OF TEXAS, N.A., a national bank ("Lender"), and ULTRAK, INC., a Delaware corporation, ULTRAK OPERATING, L.P., a Texas limited partnership, DENTAL VISION DIRECT, INC., a Texas corporation, DIAMOND ELECTRONICS, INC., an Ohio corporation and JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC., a California corporation (each a "Borrower" and collectively called "Borrowers"), as follows: Lender and Borrowers desire to enter into certain financing arrangements according to the terms and provisions as set forth hereinbelow. Therefore, for value received, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreement provided herein, Lender and Borrowers hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

The following definitions shall apply throughout this Agreement:

                 "Accounts" means all rights to payment which are properly classified as "accounts" as defined by the UCC, including all rights to payment for goods sold or leased or for services rendered and which are not otherwise evidenced by chattel paper or instruments, whether or not yet earned by performance.

                 "Adjusted LIBOR Rate" means with respect to each Interest Period, on any day thereof, an amount equal to the sum of (i) the quotient of
(a) the LIBOR Rate with respect to such Interest Period divided by (b) the remainder of 1.0 less the LIBOR Reserve Requirement, if any, in effect on such day plus (ii) the Applicable Margin.

                 "Adjusted Prime Rate" means a rate equal to the sum of (i) the Prime Rate plus (ii) the Applicable Margin.

                 "Advance" means any Revolving Facility Advance.

                 "Affiliate" means any Person (i) that directly or indirectly controls or is controlled by a Borrower (including without limitation all Subsidiaries), or is under common control with a Borrower, or (ii) that directly or indirectly owns or holds ten percent (10.0%) or more of any class of Voting Stock of a Borrower or (iii) ten percent (10.0%) or more of the Voting Stock of which is directly or indirectly owned or held by a Borrower or
(iii) that is an officer, director or shareholder of a Borrower.

                 "Affiliate Subordination Agreement" means a subordination agreement respecting an Affiliate as prescribed by paragraph 6.17.

                 "Agreement" means this Loan and Security Agreement and all exhibits and addenda, as it may be renewed; extended, modified, amended or restated from time to time.

                 "Applicable Margin" means, as of the Effective Date (i) with respect to the Prime Rate Balance, negative one quarter of one percent (-0.25%) and (ii) with respect to the LIBOR Balance, three quarters of one percent (0.75%), in each case subject to adjustment at any time after the Effective Date as follows:

                                           Through Revolving Facility                After Revolving Facility
                                           --------------------------                ------------------------
                                           Maturity Date:                            Maturity Date:
Senior Funded Debt                         --------------                            --------------
to Cash Flow                               Prime Balance    LIBOR Balance            Prime Balance    LIBOR Balance
- ------------                               -------------    -------------            -------------    -------------
Less than 2.0 to 1.0                       -0.25%           0.75%                    0.00%            1.00%

Less than 2.5 to 1.0
but greater than 2.0 to 1.0                -0.25%           1.00%                    0.00%            1.25%

Less than 3.0 to 1.0
but greater than 2.5 to 1.0                 0.00%           1.25%                    0.00%            1.50%

Senior Funded Debt to Cash Flow for purposes of determination of the Applicable Margin shall be measured and determined according to the latest financial statements delivered to Lender pursuant to paragraph 6.5 or paragraph 6.6. Each change, if any, in the Applicable Margin resulting from a change in Senior Funded Debt to Cash Flow shall be deemed effective as of the first day of the month next following the calendar month in which such financial statements are delivered to Lender.

                 "Books and Records" means all books, records, books or records of account, files, journals, ledgers, correspondence, bank statements, customer lists and related customer credit information, vendor and supplier lists, distribution records and other records of purchases, sales and payments made and received, and all other books and records created, generated, received, kept or otherwise used in the operation of business, of whatever kind or nature and however recorded or stored, whether in written, electronic or other form or format.

                 "Borrower" means each of Parent, Ultrak, DVDI, Diamond and JAK, respectively, and "Borrowers" means all of them together, jointly and severally.

                 "Business Day" means any calendar day except Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as may be amended from time to time.

                 "Capital Expenditures" for any period, means the aggregate expenditures during such period which are classified as capital expenditures according to GAAP.

                 "Collateral" means collectively all Receivables, Inventory, Equipment, Intangibles, Deposit Accounts, the Real Property Collateral and all proceeds of any of the foregoing at any time arising, including insurance proceeds.

                 "Consequential Loss" means, with respect to payment of all or any portion of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Lender resulting from such payment, including without limitation the sum of (i) the interest which, but for such payment, Lender would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Lender is able to redeposit or reinvest such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing or reinvesting such principal amount plus (ii) any expense or penalty incurred by Lender on redepositing or reinvesting such principal amount, provided, that the foregoing measure of Consequential Loss is illustrative only and shall not be the sole or exclusive measure for determining Consequential Loss. A written statement by Lender of the amount of any Consequential Loss, setting forth the basis for the determination thereof shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

                 "Contract Rate" at any time means Adjusted Prime Rate with respect to the Prime Rate Balance or the Adjusted LIBOR Rate with respect to any LIBOR Balance, as the case may be, in effect at any time pursuant to the terms of this Agreement; provided, that at any time when an Event of Default is in existence, the Contract Rate otherwise applicable shall increase by an additional three percent (3.0%) per annum (subject to, however, and in no event exceeding, the Maximum Rate) effective beginning upon written notice to Borrowers by Lender and continuing until such time, if any, as such Event of Default is cured to Lender's satisfaction or waived by Lender in writing, or until such increase may be rescinded by Lender in its discretion. The Contract Rate shall be computed on the basis of a year consisting of 360 days.

                 "Contract Term" means the period beginning on the Effective Date and continuing through the Term Facility Maturity Date.

                 "Credit Limit" means Twenty Million and no/100 Dollars ($20,000,000.00).

                 "Deposit Accounts" means all deposit accounts now or hereafter maintained by a Borrower with any commercial bank or other depository institution, including any operating account.

                 "Diamond" means Diamond Electronics, Inc., an Ohio corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

                 "DVDI" means Dental Vision Direct, Inc., a Texas corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

                 "Effective Date" means the effective date specified in the preamble of this Agreement.

                 "Environmental Damages" means all costs, judgments, good faith settlements, claims, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs, and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys' fees, costs and expenses in connection therewith, which are incurred at any time as a result of the handling of Hazardous Materials, or the existence of conditions at any time giving rise to a violation of Environmental Requirements, including without limitation (i) all costs incurred in connection with the investigation or remediation of Hazardous Materials or violations of Environmental Requirements which are necessary to comply with any Environmental Requirements, including, fees incurred for the services of attorneys, consultants, contractors, experts and laboratories, and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work, (ii) damages for personal injury, injury to property or natural resources occurring on or off of affected real property, consequential damages, the cost of demolition and rebuilding of any improvements on real property, and interest and penalties, and (iii) liability to any third party or governmental agency to reimburse, indemnify or provide contribution to such person or agency.

                 "Environmental Requirements" means all legislative, regulatory, administrative and common law requirements relating to the protection of human health and safety or the environment, including, without limitation, applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, judgments, orders, judicial opinions, approvals, authorizations, concessions, franchises, and similar items issued or promulgated by governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, any state or any political subdivisions.

                 "Equipment" means all property properly classified under the UCC as "equipment," including without limitation all equipment, fixtures, machinery, machine tools, computers and related peripherals, furniture, fixtures, furnishings and other goods used or useable in the operation or conduct of business, now owned and hereafter acquired, wherever located, and all tools, parts, accessories, processes, plans, manuals and specifications relating thereto.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

                 "ERISA Affiliate" means any Person which, together with a Borrower, would be treated as a single employer under Section 4001 of ERISA or
Section 414 of the IRC.

                 "Eurodollar Business Day" means a day on which dealings in United States dollars are carried out in the interbank eurodollar market.

                 "Event of Default" shall have the meaning defined in paragraph 7.1.

                 "Facility" means the credit facilities established pursuant to this Agreement, comprised collectively by the Revolving Facility and the Term Facility.

                 "Facility Balance" at any time means the aggregate unpaid balance of outstanding principal of all Advances.

                 "Fixed Charge Coverage Ratio" means the ratio of (i) Pre-Tax Net Income plus interest expense plus rent and operating lease expense to (ii) interest expense plus rent and operating expense, determined in arrears for the preceding four fiscal quarters.

                 "GAAP" means generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, consistently applied.

                 "Guarantor" means any Subsidiary other than a Borrower now or hereafter in existence.

                 "Guaranty" shall mean a guaranty agreement executed and delivered by a Guarantor for the benefit of Lender, referenced in paragraph 3.12.

                 "Hazardous Materials" means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about real property affected by a Borrower's activities, including without limitation, material (i) which is or becomes defined as "hazardous waste," "hazardous substance," "pollutant or contaminant" under any Environmental Requirements, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) or
(ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde from insulation, or radon gas.

                 "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Loan Documents (including enforcement of Lender's rights thereunder or defense of Lender's actions thereunder), including but not limited to economic loss, property damage, personal injury or death in connection with, or occurring on or in the vicinity of, any Collateral through any cause whatsoever, any act performed or omitted to be performed under any Loan Documents, any breach by a Borrower of any representation, warranty, covenant, agreement or condition contained in any Loan Documents or any Event of Default as defined in this Agreement. Indemnified Claims includes, without limitation, Environmental Damages.

                 "Indemnified Persons" collectively means Lender and its officers, directors, shareholders, employees, agents, attorneys and representatives, and any Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with, Lender, and any other Person, if any, who acquires a portion of the Collateral in any manner through Lender's exercise of rights and remedies under the Loan Documents.

                 "Intangible Assets" means those assets which are treated as intangible pursuant to GAAP, or as determined by Lender in its sole discretion, and in any event including, without limitation: (i) obligations, if any, owing by Affiliates; (ii) the amount, if any by which inventory exceeds the lower of cost or market value thereof; (iii) the value of any inventory that is obsolete or damaged or is otherwise deemed by Lender not to be of a marketable quality commensurate with the inventory of Borrowers as a whole; (iv) accounts receivable which are deemed by a Borrower or Lender to be uncollectible or which should be subject to a reserve for bad debts in accordance with GAAP or which are subject to potential claims or setoffs; (vi) any asset which is intangible or lacks intrinsic and marketable value or collectibility, including without limitation goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises and organization or research and development costs.

                 "Intangibles" means all Books and Records and all general intangibles and contract rights, including without limitation trademarks and service marks, trade names, copyrights, patents, rights under trademark, copyright or patent license agreements, rights or claims under contracts, license or consulting agreements, tax refunds or claims for tax refunds, rights and claims under warranties or service contracts, all rights under licenses and permits used in the operation of business, and all computer programs, systems, software, firmware, routines, systems, algorithms, codes, printouts and instructions of any kind for use on any variety of computing machinery, and all documents, lists, data bases, and other information stored or recorded therein or thereon in or on media of any kind, together with all instruction manuals or documentation of any kind pertaining in any way to any of the foregoing, all licenses, agreements or rights to use of any of the foregoing, and all rights to receive payment of money from any Person which are not properly classified as "Receivables," and all extensions, renewals, reissues and continuations of any of the foregoing. Without limitation of the foregoing, "Intangibles" includes all goodwill, going concern value and intangible properties relating to the business, operations and properties of a Borrower, all Books and Records required for or incident to the conduct and operation of such business, all rights and interests under agreements with customers and suppliers, all "know how" and trade secrets and all other rights to intellectual property, all rights to payment or other claims owing to a Borrower by any Subsidiary or other Affiliate.

                 "Interest Notice" means a notification delivered to Lender pursuant to paragraph 2C.3, therein designating one or more Interest Options, the amount of any Advance or portion of the Facility Balance to bear interest for each such Interest Option and, in the case of an Interest Option designating the Adjusted LIBOR Rate, the length of the corresponding Interest Period.

                 "Interest Option" means an option elected by a Borrower to designate any portion of the Facility Balance to accrue interest according to the Adjusted Prime Rate or the Adjusted LIBOR Rate, exercised as provided by paragraph 2C.3.

                 "Interest Period" means, with respect to any LIBOR Balance, a period commencing on the date specified in the applicable Interest Notice as the date on which the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate (or, in the case of a successive Interest Period, commencing on the Business Day following the last day of the immediately preceding Interest Period), and ending one (1), three (3) or six
(6) months thereafter as a Borrower shall elect in accordance with paragraph 2C.2; provided, that (a) any Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall be extended to end on the succeeding LIBOR Business Day and (b) any Interest Period that would otherwise end after the Term Facility Maturity Date shall instead end on the Term Facility Maturity Date.

                 "Inventory" means all present and hereafter acquired inventory (including without limitation raw materials, work in process, finished goods and all other goods held for sale or lease) held, possessed, owned, held on consignment, or held for sale or return, in whole or in part, wherever located (including in-transit), and all proceeds and products thereof, including insurance payable by reason of loss or damage. "Inventory" includes returned Inventory and Inventory in-transit for return.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                 "JAK" means JAK Pacific Video Warranty and Repair Services, Inc., a California corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

                 "Landlords Waiver" means an agreement in form and substance satisfactory to Lender pursuant to which the landlord of any leased location where any Collateral is located shall waive its rights, if any, to the Collateral and allow Lender to enter upon the premises to inspect, remove or dispose of the Collateral.

                 "Lender" means NATIONSBANK OF TEXAS, N.A., a national bank, whose principal place of business is located at 901 Main Street, Dallas, Dallas County, Texas 75202. When used throughout this Agreement, the term "Lender" shall also include Lender's successors and assigns, including specifically any party to whom Lender, or its successors or assigns, may assign its rights and interests under this Agreement.

                 "Letter of Credit" means any letter of credit issued by Lender for the account of any Borrower.

                 "Letter of Credit Documents" means each of the documents, agreements and other writings required by Lender to be executed in connection with the issuance of a Letter of Credit, including, without limitation, each letter of credit application and reimbursement agreement, all in form satisfactory to Lender, together with any and all renewals, extensions, amendments, modifications, supplements and restatements thereof, respectively.

                 "Letter of Credit Reserve" means, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which Lender has not been reimbursed either in cash or as provided by paragraph 2C.7(b).

                 "Letter of Credit Sublimit" means the amount of Seven Million ($7,000,000.00).

                 "LIBOR Balance" means any portion of the Facility Balance that bears interest at the Adjusted LIBOR Rate pursuant to the terms of this Agreement.

                 "LIBOR Business Day" means a day on which dealings in United States dollars are carried out in the interbank eurodollar market.

                 "LIBOR Costs" means such additional amount or amounts, if any, as Lender shall reasonably determine will compensate it for actual costs incurred in maintaining an Adjusted LIBOR Rate on any LIBOR Balance or any portion thereof as a result of any change after the Effective Date in any applicable law, rule or regulation or in the interpretation or administration thereof, or Lender's compliance with any request or directive from any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Lender in respect of LIBOR Balances or any other fees or amounts payable under this Agreement (other than taxes imposed by applicable law on all or any portion of the overall net income of Lender), or imposition, modification or application of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender, or imposing on Lender or on the interbank eurodollar market, any other condition affecting this Agreement or the LIBOR Balances so as to increase the cost to Lender of making or maintaining Adjusted LIBOR Rates with respect to LIBOR Balances or any portion thereof or to reduce the amount of any sum received or receivable by Lender under this Agreement, by an amount deemed by Lender to be material, but without duplication for LIBOR Reserve Requirement.

                 "LIBOR Rate" means, with respect to each Interest Period, the rate of interest per annum (determined by reference to such published index as Lender may select or otherwise determined in Lender's discretion) to be the rate as of the effective time of determination elected by Lender on the day which is three (3) LIBOR Business Days prior to the first day of such Interest Period and rounded upward, if necessary, to the nearest one-sixteenth of one percent, at which deposits in United States dollars are offered by the major clearing banks in the interbank eurodollar market for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Balance to which such Interest Period relates (determination by Lender of the Adjusted LIBOR Rate being be conclusive and binding in the absence of manifest error).

                 "LIBOR Reserve Requirement" means, on any day, the percentage (expressed as a decimal fraction) which is in effect on such day as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation. For purposes of this definition, any LIBOR Balances hereunder shall be deemed "Eurocurrency liabilities" under Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. Lender's determination of the LIBOR Reserve Requirement shall be conclusive.

                 "Loan Documents" means this Agreement, the Master Note, the Letter of Credit Documents, the Real Property Collateral Documents, each Guaranty and all other documents or agreements executed in connection therewith, and also includes any and all renewals, extensions, modifications or amendments of any of the foregoing.

                 "Master Note" means a promissory note executed by Borrowers payable to the order of Lender in the face amount of the Credit Limit, evidencing loans under the Facility, as provided in Section 2A.1 and in form satisfactory to Lender, and includes any and all renewals, extensions, amendments, modifications or restatements thereof

                 "Material Adverse Effect" means (i) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of a Borrower, or Borrowers and any Guarantor taken as a whole, or
(ii) material impairment of the ability of a Borrower or any Guarantor to perform any obligations under the Loan Documents.

                 "Maximum Rate" means the greater of (i) the "monthly ceiling" as referred to and in effect from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04(c), as amended, or (ii) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

                 "Net Income" means, for any period, net income for such period after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded from Net Income: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

                 "Obligations" means (i) all obligations and indebtedness now or hereafter owing by Borrowers, or any Borrower, under this Agreement, or otherwise arising in connection with the Loan Documents, including without limitation, all loan repayment obligations, accrued interest and fees, costs and expenses as provided by the Loan Documents, and any other amounts from time to time owing by Borrowers, or any Borrower, to Lender in connection therewith;
(ii) any and all other indebtedness and obligations of every kind and character now or hereafter owing by Borrowers, or any Borrower, to Lender, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by Lender; and (iii) any and all renewals and extensions of the foregoing, or any part thereof

                 "Parent" means Ultrak, Inc., a Delaware corporation, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006

                 "Payment Date" means the last day of each March, June, September and December from and after the Effective Date, and in addition with respect to any LIBOR Balance, also includes the last day of the corresponding Interest Period with respect to such LIBOR Balance.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means any individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization or governmental entity or agency.

                 "Plan" means any (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, established or maintained by a Borrower or any ERISA Affiliate now or during any of the preceding six years, and (ii) any other plan established or maintained now or during any of the preceding six years by a Borrower or any ERISA Affiliate for its employees which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

                 "Pre-Tax Net Income" means for any period, net income for such period prior to accruing for appropriate taxes but otherwise determined according to the definition of "Net Income" provided in this Agreement.

                 "Prime Rate" means the rate of interest which is announced from time to time by Lender as its prime rate of interest. It is acknowledged that the Prime Rate may not be the lowest or most favorable interest rate at any time charged by Lender.

                 "Prime Rate Balance" means any portion of the Facility Balance bearing interest at the Adjusted Prime Rate pursuant to the terms of this Agreement.

                 "Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt under Section 408 of ERISA and any transaction described in Section 4975(c) of the IRC which is not exempt under
Section 4974(c)(2) or Section 4975(d) of the IRC, or by the transitional rules of Section 414(c) and Section 2003(c) of ERISA.

                 "Real Property Collateral" means the certain real property, with all improvements now or hereafter located thereon, described in the Real Property Collateral Documents.

                 "Real Property Collateral Documents" means the certain Renewal and Extension of Open-End Mortgage, Assignment, Security Agreement and Financing Statement, together with all affidavits, certificates and other documents executed in connection therewith.

                 "Receivables" mean all Accounts, chattel paper, documents and instruments. "Receivables" includes, without limitation, all accounts receivable (and in any case where an Account arises from the sale of Inventory, the interest of the seller therein), lease receivables; notes receivable; documents of title; warehouse receipts; all rights to payment under equipment leases, and all proceeds thereof.

                 "Reportable Event" means (i) any transaction described in
Section 406 of ERISA or the regulations thereunder for which the 30-day notice is not waived by said regulations, (ii) a withdrawal from a plan described in
Section 4063 or 4064 of ERISA, or (iii) a cessation of operations described in
Section 4062(f) of ERISA.

                 "Revolving Facility" means the credit facility established for revolving loans pursuant to Article II-A of this Agreement

                 "Revolving Facility Advance" means a loan made by Lender under the Revolving Facility.

                 "Revolving Facility Balance" means, at any time, the unpaid principal balance outstanding and owing under the Revolving Facility.

                 "Revolving Facility Maturity Balance" means the aggregate unpaid principal balance outstanding under the Revolving Facility at the close of Lender's business on the Revolving Facility Maturity Date.

                 "Revolving Facility Maturity Date" means June 30, 1999.

                 "Senior Funded Debt to Cash Flow" means the ratio of (i) the sum of all indebtedness for borrowed money and all capital lease obligations to
(ii) earnings before interest, taxes, depreciation and amortization, determined in arrears for the preceding four fiscal quarters.

                 "Shareholders Equity" means shareholders equity determined according to GAAP.

                 "Subordinated Debt" means all indebtedness which by its terms is subordinate in right of payment and claim in favor of Lender pursuant to an Affiliate Subordination Agreement or other written subordination agreement reasonably satisfactory to Lender.

                 "Subsidiaries" at any time means all subsidiary corporations that would be appropriate for inclusion in either consolidating or consolidated financial statements of Parent determined according to GAAP, and "Subsidiary" means any of such corporations.

                 "Tangible Net Worth" means the amount by which (a) the sum of Shareholders Equity plus Subordinated Debt exceeds (b) Intangible Assets.

                 "Tangible Net Worth Adjustment" means, as of any time of determination, the sum of the amount of all TNW Increases occurring after the Effective Date through such time of determination.

                 "Term Facility" means the credit facility established for conversion of the Revolving Facility Maturity Balance to a term loan, pursuant to Article II-B of this Agreement

                 "Term Facility Amortization Payment" means an amount, rounded upward to the nearest whole dollar, equal to one-sixteenth (1/16th) of the Revolving Facility Maturity Balance, provided, that the final Term Facility Amortization Payment shall be an amount equal to the amount of the remaining unpaid principal balance outstanding under the Term Facility as of the time such payment is made.

                 "Term Facility Balance" means, at any time, the Facility Balance existing under the Term Facility.

                 "Term Facility Maturity Date" means June 30, 2003.

                 "TNW Increase" means an amount (not less than $0.00), determined as of the end of any completed fiscal year of Borrowers, equal to fifty percent (50.0%) of Net Income for such fiscal year.

                 "UCC" means me Toms Uniform Commercial Code, as in effect from time to time.

                 "Ultrak" means Ultrak Operating, L.P., a Texas limited partnership, with its principal place of business located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006

                 "Voting Stock" means sufficient shares of a Borrower (however designated) having ordinary voting power for the election of a majority of the members of its board of directors (not including shares having such power only in the event of a contingency).

                 GENERAL TERMS. Unless expressly provided otherwise, any term which is defined by the UCC shall have the same meaning, wherever used in this Agreement, as is prescribed by the UCC.

                        ARTICLE II-A. REVOLVING FACILITY

                 2A.1     REVOLVING FACILITY ADVANCES. Subject to the terms and
provisions of this Agreement, Lender hereby establishes a revolving credit facility for loans from time to time during the period beginning on the Effective Date and ending on the Revolving Facility Maturity Date, provided, that the Facility Balance shall not at any time exceed an amount equal to the Credit Limit less the Letter of Credit Reserve. Principal may be borrowed and repaid, from time to time during such period, subject to all terms and provisions of this Agreement. No Revolving Facility Advance shall be made after the Revolving Facility Maturity Date.

                 2A.2     INTEREST ACCRUAL. Interest on the Revolving Facility
Balance shall accrue as provided in Article II-C.

                 2A.3     PAYMENTS; CONVERSION TO TERM FACILITY. Subject to
the terms of this Agreement, accrued interest on the Revolving Facility Balance shall be payable quarterly in arrears on each Payment Date beginning on September 30, 1996 and continuing thereafter through June 30, 1999 and on the Revolving Facility Maturity Date. If any such accrued interest is not paid on its due date, Lender may at its option (but with no obligation to do so), add the amount of such accrued interest to the unpaid principal due under the Revolving Facility, in which event such accrued interest will be deemed paid and the aggregate amount thereof shall be deemed included in the Revolving Facility Balance. Subject to the terms of this Agreement, on the Revolving Facility Maturity Date the Revolving Facility Maturity Balance shall automatically be renewed and converted to comprise the Term Facility Balance as provided by paragraph 2B.1.

                 2A.4     TERMINATION OF REVOLVING FACILITY. Subject to the
terms of this Agreement, the Revolving Facility shall terminate on the Revolving Facility Maturity Date. Borrowers acknowledge and agree that Lender shall have no obligation to renew the Revolving Facility.

                 2A.5     USE OF PROCEEDS. Subject to the terms of this
Agreement, all proceeds of Revolving Facility Advances shall be used for working capital purposes in the ordinary course of business or for capital expenditures or acquisitions to the extent not prohibited by this Agreement.

                 2A.6     BORROWING AND DISBURSEMENT. Revolving Facility
Advances shall be funded at the request of Borrowers, subject to satisfaction of all requirements for funding under the Revolving Facility as provided in paragraph 4.2 and otherwise as provided by this Agreement. Lender shall be given a timely Interest Notice with respect to each request for a Revolving Facility Advance, provided, that if Lender does not receive a timely Interest Notice with respect to any such request, Borrowers shall automatically be deemed to have irrevocably designated such Revolving Facility Advance as being a Prime Rate Balance, subject to the right of later conversion as provided by paragraph 2C.3(b). Subject to the terms and conditions of this Agreement, Lender shall fund the requested Revolving Facility Advance by disbursing same to a joint operating account of Borrowers, according to Borrowers' joint written disbursement instructions.

                 2A.7     REIMBURSEMENTS TO LENDER. In the event Lender shall
sustain or incur any loss or reasonable expenses as a result of failure by Borrowers to borrow any Revolving Facility Advance after having given notice of a request for such Revolving Facility Advance under paragraph 2.A.8 (whether by reason of election not to proceed with such Advance or failure of satisfaction of any conditions required by Article IV), Borrowers jointly and severally agree to pay to Lender, upon demand, an amount sufficient to compensate Lender for any such losses and expenses, including without limitation, Consequential Loss, if any. At the request of Borrowers, Lender shall provide a certificate itemizing such loss and expenses.

                 2A.8     FUNDING/BOOKING OF REVOLVING FACILITY ADVANCES.
Lender may fund or book amounts in respect of Revolving Facility Advances at any office or branch office of Lender as Lender shall determine in its discretion.

                 2A-9     CONTINUING REPRESENTATIONS. Except as may have been
otherwise disclosed to Lender in writing each request for a Revolving Facility Advance and acceptance of the proceeds thereof shall constitute a continuing representation and express warranty by Borrowers that as of the date of such request and at and as of the time of the funding thereof all conditions and requirements of subparagraphs (b) through (g) of paragraph 4.2 are satisfied and fulfilled in all respects.

                          ARTICLE II-B. TERM FACILITY

                 2B.1     TERM FACILITY. Lender hereby establishes a term
facility for repayment of the Revolving Facility Maturity Balance. Subject to the terms and provisions of this Agreement, effective at the close of Lender's business on the Revolving Facility Maturity Date, the Revolving Facility Maturity Balance shall automatically convert and be renewed into, and thereafter shall constitute, the Term Facility Balance, which shall be payable and governed as provided and governed as provided in Article II-B and as otherwise as provided by this Agreement.

                 2B.2     INTEREST ACCRUAL. Interest on the Term Facility
Balance shall accrue as provided in Article II-C.

                 2B.4     PAYMENTS. Subject to the terms of this Agreement, (i)
accrued interest on the Term Facility Balance shall be payable quarterly in arrears on each Payment Date beginning on September 30, 1999 and continuing thereafter through June 30, 2003 and on the Term Facility Maturity Date, and
(ii) principal payments in an amount equal to the Term Facility Amortization Payment shall be due and payable in equal quarterly installments on each Payment Date beginning on September 30, 1999 and continuing thereafter through June 30, 2003 and on the Term Facility Maturity ]Date.

                 2B.5     TERMINATION OF TERM FACILITY. Subject to the terms of
this Agreement, the Term Facility shall terminate and the Term Facility Balance and all unpaid accrued interest and other obligations in respect thereof shall be due and payable in full on the Term Facility Maturity Date.

                 2B.6     BOOKING OF TERM FACILITY BALANCE. Lender may book the
Term Facility Balance at any office or branch office of Lender as Lender shall determine in its discretion.

                 2B.7     CONTINUING REPRESENTATIONS. Except as may have been
otherwise disclosed to Lender in writing, Borrowers' acceptance of the forbearance resulting from conversion of the Revolving Facility Maturity Balance to the Term Facility Balance as provided by paragraph 2B. I shall constitute a continuing representation by Borrowers that no event or condition exists which would be the subject of a required notice under paragraph 6.12 or paragraph 6.13.

                        ARTICLE II-C. GENERAL LOAN TERMS

                 2C.1     MASTER NOTE. The Facility Balance shall be further
evidenced by a promissory note dated as of the Effective Date, which shall be executed and delivered by Borrowers payable to the order of Lender in the face amount of the Credit Limit, in form satisfactory to Lender.

                 2C.2     INTEREST ACCRUAL. Interest shall accrue on the
Facility Balance from day to day outstanding at a rate equal to the lesser of the applicable Contract Rate or the Maximum Rate, provided however, that subject to the provisions of paragraph 9.10, in the event that the Contract Rate shall exceed the Maximum Rate at any time and thereafter shall be less than the Maximum Rate then at Lender's option, notwithstanding the foregoing, the rate of interest applicable hereunder shall remain at the Maximum Rate until the aggregate accrued interest to date under the Facility equals de amount that would have accrued had the Contract Rate at all times remained in effect. Each change in the applicable interest rate shall become effective without prior notice automatically as of the opening of business on the Business Day of any effective change in the Prime Rate or the Maximum Rate, as the case may be. Unpaid principal, if any, of any Facility Balance remaining unpaid on the Term Facility Maturity Date shall automatically accrue interest &an and after such date at an annual rate equal to the Maximum Rate. Interest on the Facility Balance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

                 2C.3     INTEREST OPTIONS. Subject to the provisions of this
Agreement, Borrowers shall have the option to designate all or any portion of any Revolving Facility Advance or any portion of the Facility Balance as a Prime Rate Balance or a LIBOR Balance, provided however, that any such LIBOR Balance for any particular Interest Period shall not be for less than $500,000.00 of unpaid principal or an integral multiple thereof, and no more than four (4) Interest Periods shall be allowed to exist at any one time. Any such option shall be exercised by timely delivery to Lender of an Interest Notice in the manner provided below:

                          (a) Revolving Facility Advances. Borrowers shall give to Lender an Interest Notice in connection with each request for a Revolving Facility Advance, therein designating the Interest Option(s) selected with respect to such Revolving Facility Advance.

                          (b) Conversion of Prime Rate Balance to LIBOR Balance. During any period in which any Prime Rate Balance is in existence Borrowers shall have the right to convert all or any portion thereof to a LIBOR Balance by giving Lender an Interest Notice of such conversion, therein designating the Interest Option(s) selected with respect thereto.

                          (c) At Expiration of Interest Periods. At least three (3) Business Days prior to the end of any Interest Period, Borrowers shall give Lender an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If no such Interest Notice is timely given to Lender, Borrowers shall be deemed to have designated that such LIBOR Balance shall be converted to a Prime Rate Balance upon the expiration of such Interest Period and to have given Lender notice of such designation.

Notwithstanding the foregoing, Borrowers shall have no right to designate the Adjusted LIBOR Rate in any Interest Notice delivered at any time when any Event of Default is in existence.

                 2C.4     INTEREST NOTICES. Unless otherwise agreed by Lender,
each Interest Notice, in order to be timely and effective under this Agreement, shall be delivered to Lender (i) if such Interest Notice includes designation of a LIBOR Balance at least two (2) Business Days prior to the Business Day on which funding of the requested Advance, or conversion of a Prime Rate Balance to a LIBOR Balance, is to be effective, and (ii) otherwise by 12:00 noon on the Business Day on which any funding of the requested Advance, or conversion of a Prime Rate Balance to a LIBOR Balance, is to be effective. Each Interest Notice shall be irrevocable and binding upon Borrowers. Any Interest Notice may be written or oral (provided, that Borrowers agree that any oral Interest Notice shall promptly be confirmed in writing, but provided further, that any delay or failure in providing such confirmation shall not affect Lender's ability to properly rely upon the validity of any such oral Interest Notice). Lender hereby is authorized and directed to honor all telephonic Interest Notices from any Person whom Lender reasonable believes to be authorized to request an Advance. Borrowers jointly and severally agree to indemnify and hold Lender harmless from any loss or liability incurred in connection with honoring any such telephonic or other oral Interest Notices. Written Interest Notices are effective only upon receipt by Lender.

                 2C.5     MANDATORY PAYMENTS. If at any time for any reason the
Facility Balance exceeds an amount equal to the Credit Limit less the Letter of Credit Reserve, Borrowers jointly and severally agree to make an immediate payment of principal under the Facility in an amount not less than the amount of such excess, which shall be applied in the manner prescribed by paragraph 2C.6. Amounts, if any, payable under this paragraph 2C.5 shall be deemed to be payable without necessity of notice or demand and may be offset by Lender against any amount owing by Lender to any Borrower without prior notice.

                 2C.6     APPLICATION OF PAYMENTS AND PREPAYMENTS. All payments
from time to time received by Lender shall be applied in the following order of priority: (i) payment of any fees, costs or expenses for which any Borrower is obligated under the Loan Documents, (ii) payment of accrued interest due and payable in respect of the Facility, (iii) payment of principal due and payable in respect of the Facility, first to any Prime Rate Balance and then to any LIBOR Balance according to the latest expiring corresponding Interest Periods) and (iv) prepayments of principal under the Facility, first to any Prime Rate Balance and then to any LIBOR Balance according to the latest expiring corresponding Interest Periods (and in respect of the Term Facility Balance, in any case in inverse order of scheduled installments thereunder). Subject to the foregoing, Borrowers shall have the right to prepay all or any portion of the outstanding principal under the Facility at any time, subject however to prior payment of Consequential Loss, if any, resulting from such prepayment. Notwithstanding the foregoing, during the existence and continuance of any Event of Default, Lender may apply any payments or prepayments, or other amounts received, in such manner as Lender may determine in its sole discretion.

                 2C.7     LETTERS OF CREDIT.

                          (a) Upon the request of any Borrower from time to time, Lender shall in accordance with the provisions of this paragraph 2C.7 issue one or more Letters of Credit up to an aggregate amount available to be drawn (plus the aggregate amount of unreimbursed drawings under all Letters of Credit) at any time not to exceed the Letter of Credit Sublimit; provided, that (1) all Letter of Credit Documents in connection with each Letter of Credit shall be satisfactory to Lender in its sole discretion, (2) no Letter of Credit shall be issued if, after issuance thereof, the sum of the aggregate principal amount of the Facility Balance outstanding, plus the Letter of Credit Reserve, would exceed the Credit Limit, (3) each Letter of Credit shall be a documentary letter of credit issued to or for the benefit of a supplier of such Borrower in connection with the purchase of Inventory or a standby letter of credit otherwise issued to a beneficiary, and for a purpose, acceptable to Lender in its sole discretion, and (4) no Letter of Credit shall have an expiration date later than 180 days after the Revolving Facility Maturity Date.

                          (b) With respect to any drawing under a Letter of Credit which occurs on or prior to the Revolving Facility Maturity Date, unless Borrowers otherwise promptly pay Lender its reimbursement obligation therefor, Borrowers shall be deemed to have irrevocably requested Lender to make a Revolving Facility Advance (designated as a Prime Rate Balance) in the amount of such reimbursement obligation, and Lender shall have the option, but not the obligation, to fund such request. Upon Lender's funding of any such Revolving Facility Advance, such reimbursement obligation shall be deemed paid and the amount thereof shall be included as a part of the Revolving Facility Balance. Borrowers shall promptly pay Lender all reimbursement obligation with respect to any drawing under a Letter of Credit which occurs after the Revolving Facility Maturity Date.

                          (c) The issuance and negotiation of Letters of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), as published in the International Chamber of Commerce Uniform Customs and Practices, Publication No. 500 or, at Lender's option, such other policies and practices as may be followed by Lender with respect to similar letters of credit at the time.

                 2C.8     FEES. Subject in all respects to the provisions of
paragraph 9.12 Borrowers jointly and severally agrees as follows:

                          (a) Origination Fee. In consideration for establishing the Facility, Borrowers shall pay an origination fee to Lender in the aggregate amount equal to Twenty Thousand and no/100 Dollars ($20,000.00), which shall be payable upon execution of this Agreement.

                          (b) Commitment Fee. In connection with and as consideration for Lender's commitments under this Agreements, Borrowers shall pay a fee to Lender, beginning on the date which is the second anniversary of the Effective Date and continuing until the Revolving Facility Maturity Date, in an amount equal to one-eighth of one percent (0.125%) per annum of the average daily unused portion of the Credit Limit, payable quarterly in arrears on each Interest Payment Date and on the date of any early termination of the Facility.

                          (c) Letter of Credit Fees. As consideration for the issuance by Lender of any Letter of Credit, such Borrowers shall pay to Lender all applicable Letter of Credit fees as follows: three-quarters of one percent (0.75%) per annum of the face amount of each standby Letter of Credit or one-half of one percent (0.5%) per annum of the face amount of each documentary Letter of Credit, as the case may be (in either case subject to payment of Lender's applicable minimum fee for issuance of letters of credit of such type), plus Lender's customary documentation fees, if any, for issuance. Such fees shall be payable to Lender in advance on the date of issuance of each Letter of Credit and shall be calculated according to the face amount of such Letter of Credit based on its stated term.

                          (d) General. Fees shall be allocated by Borrowers among themselves as Borrowers shall determine. All fees shall be fully earned by Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not and shall not be deemed to be, interest or a charge for the use of money.

                 2C.9     PAYMENTS. Each Borrower hereby jointly and severally
agrees to make all payments in respect of the Obligations as provided by this Agreement and the other Loan Documents.

                 2C.10    SPECIAL PROVISIONS FOR LIBOR PRICING.

                          (a) Inadequacy of LIBOR Balance Pricing. If Lender determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in United States dollars (in the applicable amounts) are not being offered to United States financial institutions in the interbank eurodollar market for such Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining a LIBOR Balance for the applicable Interest Period, Lender shall give at least five (5) Business Days notice thereof to Borrowers, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist
         (i) the right to select an Interest Option based upon the LIBOR Rate shall be suspended, and (ii) Borrowers shall be deemed to have converted each LIBOR Balance to the Prime Rate Balance in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

                          (b) Illegality. If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make or maintain a LIBOR Balance, Lender shall so notify Borrowers. After the expiration of five (5) Business Days after receipt of such notice (unless immediate effect is required in order for Lender to maintain compliance with applicable law, in which case such notice shall be effective immediately), Borrowers shall be deemed to have converted any LIBOR Balance to de Prime Rate Balance, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Lender may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately, if Lender may not lawfully continue to maintain such LIBOR Balance to such day.

                          (c) Additional Costs. Borrowers agree to pay to Lender all LIBOR Costs within ten (10) days of receipt by Borrowers from Lender of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrowers absent manifest error. Failure by Lender to demand compensation for any LIBOR Costs in any Interest Period shall not constitute a waiver. of Lender's right to demand compensation for any LIBOR Costs incurred during any such Interest Period or in any other subsequent or prior Interest Period.

                            ARTICLE III. COLLATERAL

                 3.1 SECURITY INTEREST. Each Borrower hereby grants to Lender a continuing security interest and lien in and to all of its right, title and interest in the Collateral to secure full payment and performance of the Obligations.

                 3.2 PERFECTION AND PROTECTION OF LENDER'S SECURITY INTEREST. Without limitation of the provisions of this Agreement but in supplement hereof, to further evidence Lender's continuing security interests and liens in the Collateral, Borrowers shall execute and deliver to Lender separate security agreements, on Lender's standard form security agreement and otherwise in form reasonably satisfactory to Lender, provided, that in the event of any conflict between the provisions of this Agreement and the provisions of any such separate security agreements, the provisions of this Agreement shall control. Each Borrower shall perform, at its expense, all action requested by Lender at any time to perfect, maintain, protect, and enforce Lender's security interests in the Collateral, including without limitation executing and filing financing statements and amendments thereof, in form and substance satisfactory to Lender; delivering to Lender the originals of all Collateral the possession of which is required for perfection of Lender's security interests, duly endorsed or assigned to Lender without restriction; placing notations on books of account to disclose Lender's security interests; and such other steps as are deemed necessary by Lender to maintain its security interests. In the event any Borrower's Receivables (singularly in excess of $250,000.00 or in the aggregate in excess of $500,000.00) at any time are evidenced by a promissory note or other instrument, such Borrower will immediately notify Lender and, at Lender's request, deliver such instrument to Lender, duly endorsed payable to the order of Lender. Borrowers shall deliver to Lender the certificate of title on all Collateral with respect to which recordation or notation is required for perfection of a security interest, and shall execute applications for corrected certificates of title and other such documentation as may be necessary to duly perfect Lender's security interest therein. So long as this Agreement is in effect and until all Obligations have been fully satisfied, Lender's security interest and lien hereunder shall continue in full force and effect in all Collateral.

                 3.3 PRIORITY. Lender's security interests in the Collateral granted herein at all times shall be and remain first, prior and senior to any other interests in the Collateral, except to the extent, if any, as specified otherwise in Exhibit 3.3 or as may be expressly agreed otherwise by Lender in writing. Borrowers represents to Lender that no other security interests, liens or other encumbrances exist with respect to any of the Collateral, except to the extent, if any, as disclosed in Exhibit 3.3.

                 3.4 LOCATION OF COLLATERAL. Each Borrower represents and warrants to Lender that all of its books and records relating to the Collateral owned by such Borrower are located at its chief executive office, and at such other locations, if any, as are specified in Exhibit 3.4. Exhibit 3.4 attached hereto correctly identifies the locations where all Inventory will be maintained, and if any such location is a leased location, the name and address of the owner thereof. Each Borrower agrees that it will not maintain any Collateral at any location other than its chief executive office designated and those listed in Exhibit 3.4 unless it gives Lender at least 30 days prior written notice and executes such financing statements and other documents as Lender may request in connection therewith.

                 3.5 EXAMINATIONS; INSPECTIONS. Lender shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral and to inspect, audit and copy any Borrower's books, records, journals, correspondence and other records and data relating to the Collateral or its business (without limitation of the foregoing, Lender and Borrower confirm their expectation that, absent the existence of an Event of Default, such field examinations are not expected to be required more often than once annually). Lender is authorized to discuss Borrowers' affairs with any Person, including without limitation employees of any Borrower, as Lender may deem necessary in relation to the Collateral, any Borrower's financial condition or Lender's rights under the Loan Documents. With respect to any such field examination performed while any Event of Default is in existence, Borrowers jointly and severally agree to pay Lender's out of pocket expenses relating to such field examinations. Lender shall have full access to all records available to any Borrower from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Lender may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender as provided herein.

                 3.6 COLLATERAL RECORDS. Borrowers shall maintain accurate and complete books and records in respect of the Collateral. Within three (3) Business Days following request by Lender, Borrowers will deliver or otherwise furnish to Lender such information regarding the Collateral as Lender may request. If any of such records or reports are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports and related documents to Lender. Lender may exhibit a copy of this Agreement to any such service or agent and such service or agent shall be entitled to rely on the provisions hereof in providing such documentation to Lender.

                 3.7 AGING REPORTS. Within forty-five (45) days after the end of each calendar quarter, each Borrower shall furnish to Lender an analysis of amounts owing on all accounts included within the Receivables owing to such Borrower, showing an aging as follows: (i) those aged 30 days or less from date of invoice, (ii) those aged over 30 days, but less than 61 days, from date of invoice, (ii) those aged over 60 days, but less than 91 days, from date of invoice, (iii) those aged over 90 days from date of invoice. Such analysis shall include a listing of the name and complete address of each account debtor and such other information as Lender may request

                 3.8 RECEIVABLES COLLECTIONS. For so long, from time to time, as no Event of Default is in existence, all collections and proceeds of Receivables may be collected and retained by Borrowers for use in the ordinary course of business. At any time when an Event of Default is in existence, at Lender's option upon written notice to Borrowers, all collections and proceeds of Receivables shall be delivered to Lender in the form received, with any necessary endorsement, for deposit to a blocked collection account and application to the Obligations in accordance with paragraph 2C.6.

                 3.9 INVENTORY. Within forty-five (45) days after the end of each calendar quarter, each Borrower shall furnish to Lender an inventory report, therein listing and reporting such information in respect of such Borrower's Inventory as Lender may require, in form satisfactory to Lender.
Each Borrower represents and warrants to Lender that all Inventory of such Borrower shall be held for sale in the ordinary course of such Borrower's business, and is and will be fit for such purpose. Each Borrower will keep its Inventory in good and marketable condition, at its own expense. All sales of Inventory shall be in accordance with applicable law. Each Borrower will maintain a perpetual inventory system at all times and will conduct a physical count of its Inventory at least once per calendar year and at Lender's request shall promptly supply Lender with a copy of such count. No negotiable documents have been issued in respect of any Borrower's Inventory, and none shall be issued without prior written notice to Lender and, at Lender's request, completion of arrangements satisfactory to Lender for possession of such negotiable documents to be delivered to Lender. No material amount of Inventory is held by any Borrower on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis and no Inventory has been sold or delivered to any Person on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis. Borrowers will not acquire or accept any material amount of Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Lender and Borrowers will not sell any material amount of Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Lender. All cash receipts, if any, from time to time received by any Borrower in respect of the sale of Inventory, including without limitation cash, checks or similar items, shall be subject to an express trust for the benefit of Lender and promptly delivered to Lender in the form received for application in reduction of the Obligations.

                 3.10 REAL PROPERTY COLLATERAL. Lender at all times shall have and maintain a deed of trust or mortgage lien for the benefit of Lender covering the Real Property Collateral, which at all times shall be maintained as a first priority deed of trust or mortgage lien in favor of Lender, securing all of the Obligations, as provided in the Real Property Collateral Documents. At Lender's request, Diamond shall provide Lender, at Borrowers' expense, with
(i) an environmental site assessment, prepared by a credentialed environmental site consultant acceptable to Lender and in form satisfactory to Lender, confirming to Lender the status of compliance with Environmental Requirements with respect to such Real Property Collateral, (ii) a mortgagee's policy of title insurance written by a title insurance company reasonably acceptable to Lender and in form reasonably satisfactory to Lender, containing no exceptions other than as are reasonably acceptable to Lender and (iii) a boundary survey, performed and certified to Lender by a credentialed registered surveyor reasonably acceptable to Lender, and in form reasonably satisfactory to Lender. Lender may obtain an updated appraisal with respect to the Real Property Collateral at such times as Lender may request in order to comply with applicable law or internal policy requirements. Notwithstanding the foregoing, it is agreed that absent existence of an Event of Default, any such environmental site assessment, mortgagee's policy of title insurance or boundary survey shall not be required more often than once during any two (2) year period (it being understood, however, that such limitation shall not apply at any time when any Event of Default is in existence or if any such item is required in order to comply with applicable law). Subject to paragraph 3.14, Diamond shall pay all reasonable costs and expenses incurred by Lender in obtaining any and all such updated appraisals.

                 3.11 EQUIPMENT. All Equipment is and will be used or held for use in the ordinary course of business. The Equipment shall be maintained in good operating condition and repair (ordinary wear and tear excepted). Current and accurate maintenance records will be maintained on all Equipment and made available to Lender upon request. No attachments or accessions to the Equipment will be allowed unless such items are subject to Lender's first and exclusive security interests as provided herein. Each Borrower agrees that it will not sell or otherwise dispose of any Equipment (other than in the ordinary course of business) without the prior written consent of Lender. Unless expressly agreed otherwise by Lender in writing, Lender's security interest in all Equipment shall remain in full force and effect and shall continue notwithstanding any sale or other disposition thereof. Any and all proceeds of any Equipment shall at all times be subject to Lender's continuing security interests under this Agreement. Unless otherwise agreed by Lender in writing, all cash receipts, if any, from time to time ranked by any Borrower in respect of the sale of Equipment, including without limitation cash, checks or similar items, shall be subject to an express trust for the benefit of Lender and promptly delivered to Lender in the form received for application in reduction of the Obligations. No Equipment shall be allowed to become a fixture to real property or an accession to other personal property unless Lender has a valid, perfected first priority security interest therein.

                 3.12 GUARANTY. Each Guarantor shall execute and deliver to Lender a guaranty agreement, in form and substance satisfactory to Lender, pursuant to which such Guarantor shall guarantee prompt payment and performance when due of the Obligations.

                 3.13 INSURANCE. Each Borrower shall keep and maintain adequate insurance with respect to its business and all of its property at any time included within the Collateral, written by insurers acceptable to Lender. Such insurance shall be with respect to loss, damages, and liability of amounts not less than reasonably requested by Lender, and shall include, at minimum, extended coverage insurance, insurance against business interruption, insurance for workers compensation, and insurance for general premises liability, fire, theft, burglary, pilferage, loss in transit, casualty and all risk. Borrowers will make timely payment of all premiums required to maintain such insurance in force. Borrowers shall cause Lender to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Lender's interest, in form satisfactory to Lender. Borrowers will cause each policy of insurance to contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. Borrowers shall deliver copies of each insurance policy to

Lender at lease once during any twelve (12) month period, and in any event, at such other times as Lender may request If any Borrower fails to procure such insurance or to pay the premiums therefor when due, Lender shall have the right (but with no obligation) to make such payment, which amount such Borrower shall pay to Lender on demand or, at Lender's option (but with no obligation to do so) Lender may add such amount to the unpaid principal due by such Borrower under the Revolving Facility, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a loan under the Revolving Facility. Each Borrower shall promptly notify Lender of any material loss, damage, or destruction to any of its property at any time included within the Collateral. Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may apply such proceeds to the reduction of the Obligations, in such order as Lender determines, or at Lender's option may permit or require that such proceeds, or any part thereof, be used to replace, repair or restore the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                 3.14 APPRAISALS. Borrowers shall allow Lender, at Borrowers' expense, to make arrangements for appraisals or updated appraisals with respect to any Collateral at such times as Lender may request (provided, that Borrower's obligations for such expenses shall not exceed $5,000.00 per calendar year).

                 3.15 LANDLORDS, BAILEES. Except as disclosed in Exhibit 3.4, Borrowers will not deliver possession or control of any Collateral to any Person without Lender's prior written consent. Borrowers shall notify each bailee, if any, from time to time in possession of any Collateral of Lender's security interests under this Agreement. At Lender's request, any Borrower shall obtain such bailee's acknowledgment of such notice and its agreement to hold all Collateral from time to time in its possession subject to disposition at Lender's direction. At Lender's request, any Borrower will cause the landlord to execute and deliver to Lender a Landlord's Waiver with respect to any leased locations where any of its property at any time included within the Collateral will be located. Borrowers shall immediately notify Lender upon receipt of any notice from any Person claiming past due rent, fees or other charges in excess of sixty days (60) past due in respect of any Collateral.

                 3.16 RIGHT TO CURE. Lender in its sole discretion may pay any amount or take any action in order to preserve, protect and maintain the Collateral and Lender's security interest therein, including without limitation, payment of any insurance premium, any repair, maintenance or storage charge, any landlord's claim, and any other encumbrance or claim asserted against property of any Borrower at any time included within the Collateral. All such payments and all out-of-pocket costs and expenses made or incurred by Lender shall be payable by such Borrower to Lender on demand or at Lender's discretion, deemed as a loan to such Borrower under the Revolving Facility as of the date or dates of Lender's disbursement thereof. Any payment made or other action taken by Lender under this paragraph shall be without prejudice to any right to assert an Event of Default or exercise any other remedy hereunder.

                 3.17 PRESERVATION OF LENDER'S RIGHTS. To the extent allowed by law, neither Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other Person. In the case of any instruments and chattel paper included within the Collateral, Lender shall have no duty or obligation to preserve rights against prior parties. The Obligations shall not be affected by any failure of Lender to take any steps to perfect is security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Lender may extend the time for payment of the Obligations or modify or amend the terms of any of the Loan Documents, or compromise or grant other indulgences, renewals, extensions or releases, and take or omit to take any other action with respect to the Obligations or the Collateral, or any Person directly or indirectly obligated in connection therewith without impairing Lender's security interests in the Collateral or any of Lender's rights under the Loan Documents.

                 3.18 SPECIAL RIGHTS OF LENDER; POWER OF ATTORNEY. Each Borrower hereby irrevocably appoints Lender as its agent and attorney-in-fact to take any action necessary to preserve and protect the Collateral and Lender's interests under the Loan Documents. Each Borrower hereby authorizes and appoints Lender as attorney in fact to sign and file any financing statement or other document necessary to perfect Lender's security interest in the Collateral. Lender shall have the right at any time to take any of the following action, in its own name or in the name of any Borrower, whether or not an Event of Default is in existence: (i) make written or verbal requests for verification of amounts owing on Receivables from any or all Persons which Lender believes may be account debtors or obligors on Receivables; (ii) notify any or all Persons which Lender believes may be account debtors or obligors on Receivables to make payments directly to Lender; (iii) take possession and control of proceeds of Receivables, (iv) redirect the deposit and disposition of collections and proceeds of Receivables; (v) endorse the name of any Borrower on checks, instruments or other evidences of payment on Receivables;
(vi) settle, adjust, compromise or discharge Receivables or extend time of payment upon such terms as Lender may determine; (vii) take action in Lender's name or any Borrower's name to enforce collection of Receivables; (viii) prepare, sign and file, on behalf of any Borrower in such Borrower's name or in Lender's name as assignee, any proof of claim or other document in any bankruptcy proceedings of any account debtor or obligor on Receivables; (ix) prepare, sign and file, in the name of any Borrower, any notice of lien or similar document necessary to create or perfect any materialman's lien, laborer's lien or similar lien in enforcement of any Receivables; (x) access, copy any information recorded or contained or utilize any computer or data processing equipment or system in respect of the Receivables maintained by any Borrower or any Affiliate, or to which any Borrower has access; (xi) enter onto any Borrower's premises and discuss Borrower's affairs with such Borrower's personnel as may be reasonably necessary in connection with maintaining or enforcing Lender's rights under the Loan Documents, (xii) direct the U.S. Postal service to change the address to which any Borrower's mail is delivered,
(xiii) open mail addressed to any Borrower and dispose of checks or other proceeds of Receivables in accordance with this Agreement, and (xiv) take all other action allowed by law as may be necessary to carry out the Loan Documents and give effect to Lender's rights thereunder. Should Lender at any time elect to exercise its right of verification or notification with respect to the Receivables as provided in clause (i) or clause (ii) above, respectively, Lender shall have the right in its sole discretion to direct such request for verification, or notification, as the case may be, to all Persons which Lender believes may have transacted business with any Borrower at any time, whether or not such Persons are then indebted to such Borrower, and Lender is hereby released and discharged from any liability by reason of any such request for verification or notification. Costs and expenses incurred by Lender in connection with any of such actions by Lender, including attorneys' fees and out-of-pocket expenses, shall be reimbursed to Lender on demand.

                 3.19 MUTUAL BENEFIT; JOINT AND SEVERAL LIABILITY; CROSS COLLATERALIZATION; CROSS GUARANTIES. The Facility is for the joint and several benefit of each and all Borrowers, and each and any Borrower shall be entitled to request and obtain Revolving Facility Advances, subject to the terms of this Agreement. Because of the inter-relationships among Borrowers and their respective businesses and operations, each Borrower has determined independently from considerations relative to credit otherwise available to such Borrower under this Agreement, that entering into this Agreement is within its corporate purpose, will be of direct and indirect benefit to such Borrower and is in its best interest. Each Borrower (i) acknowledges and agrees that it is jointly and severally liable for the Obligations, (ii) agrees that the security interest and continuing lien in and to all of its right, title and interest in the Collateral and the Real Property Collateral, as the case may be, granted to or for the benefit of Lender pursuant to this Agreement and the other Loan Documents shall secure all Obligations from time to time owing by each of the other Borrowers, respectively, and (iii) each Borrower shall execute and deliver for the benefit of Lender a guaranty agreement pursuant to which such Borrower shall guarantee to Lender the prompt payment and performance of all Obligations from time to time owing by each other Borrower, respectively (such guaranty agreements to be in form and substance satisfactory to Lender). Each Borrower hereby acknowledges that its agreement to the provisions of this paragraph is in consideration of the availability of loans to each of the other Borrowers under this Agreement and is not required by Lender as a condition to the availability of loans to such Borrower under this Agreement.

                             ARTICLE IV. CONDITIONS

                 4.1 ITEMS TO BE DELIVERED BY BORROWER. Prior to or simultaneously with execution and delivery hereof, Borrowers shall deliver, or cause to be delivered, to Lender the following:

                          a.      Officer's Certificate (Parent, DVDI, Diamond,
                 JAK). Due certification by the corporate secretary or assistant secretary of Parent, DVDI, Diamond and JAK, respectively, attesting to the accuracy, completeness and authenticity of the following:

                                  i.       Articles of Incorporation and
                          Certificate of Existence. A copy of its articles of incorporation, and all amendments thereto, accompanied by the certificate of the appropriate governmental official of its state of incorporation bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such copy is correct and complete and that such Borrower is a corporation duly incorporated and validly existing in such state, and certified by the corporate secretary of such Borrower dated the date hereof, as being correct and complete as of the date hereof.

                                  ii.      Good Standing. Certification by the
                          appropriate government official of the state of incorporation of such Borrower bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such Borrower is in good standing with respect to payment of franchise and similar taxes. Each Borrower represents that to the extent required by applicable law, it is qualified or licensed to transact business in all jurisdictions in which any of its property included within the Collateral is located.

                                  iii.     By-Laws. A copy of the  bylaws, and
                          all amendments thereto, of such Borrower accompanied by certificates from its corporate secretary, dated the date hereof, to the effect that such copy is correct and complete as of the date hereof.

                                  iv.      Resolutions. A copy of corporate
                          resolutions of such Borrower approving this Agreement, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers of such Borrower to sign and deliver all Loan Documents to be executed by such Borrower, duly adopted by the board of directors of such Borrower, accompanied by the certificate of the corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors of such Borrower, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof. Such resolutions shall be in form and substance satisfactory to Lender.

                                  v.       Incumbency. Certification of
                          incumbency of all officers of such Borrower executed by its president or vice president and corporate secretary, as of the effective date hereof, certifying the name and signature of each such officer.

                          b. General Partner's Certificate (Ultrak). Due certification by Ultrak, G.P., Inc., the general partner of Ultrak, attaching and attesting to the accuracy, completeness and authenticity of the following:

                                  i.       Certificate of Limited Partnership.
                          A true and correct copy of Ultrak's certificate of limited partnership,

                                  ii.      Certificates of Existence (Ultrak
                          and Ultrak GP, Inc.). A certificate of existence, issued and certified by the appropriate governmental official, for each of Ultrak and its sole general partner, Ultrak GP, Inc.,

                                  iii.     Authorizing Resolutions. A copy of
                          authorizing resolutions approving this Agreement and the other Loan Documents, authorizing the transactions contemplated hereby, and authorizing its sole general partner, Ultrak GP, Inc., to execute and deliver this Agreement and the other Loan Documents and any related documents contemplated hereby to be executed by Ultrak, in form satisfactory to Lender, and

                                  iv.      Incumbency. Certification of the
                          name and signatures of incumbent officers of its sole general partner, Ultrak GP, Inc., who are authorized to execute this Agreement and other Loan Documents on behalf of Ultrak.

                          c. Loan and Security Agreement. This Agreement, duly executed.

                          d.      Master Note. The Master Note, duly executed.

                          e. Security Agreements. The separate security agreements, for each Borrower, required by paragraph 3.2.

                          f.      Financing Statements. All financing
                 statements required by Lender in connection with perfection of Lender's security interests in the Collateral.

                          g.      Insurance. Evidence of insurance in
                 compliance with the requirements of paragraph 3.13.

                          h. Landlords Waivers; Bailees' Acknowledgments. All Landlords Waivers, notifications and acknowledgments as may be required by Lender under paragraph 3.15.

                          i. Affiliate Subordination Agreements. All Affiliate Subordination Agreements, if any, required by Lender under paragraph 6.19.

                          j. Guaranty. A Guaranty pursuant to paragraph 3.12, duly executed and delivered and in form satisfactory to Lender.

                          k. Real Property Collateral Documents. A mortgagee's policy of title insurance, or endorsements thereof, with respect to all Real Property Collateral, as required by, and in form satisfactory to, Lender.

                          l. 0pinion of Borrower's Counsel. An opinion of counsel for Borrowers, in form and substance satisfactory to Lender.

                          m. Other Documents. Such other items as Lender may request in order to perfect or protect its interests and rights under the Loan Documents.

                 4.2 LOANS UNDER REVOLVING FACILITY. As a condition to any Revolving Facility Advance, each of the following requirements must be satisfied in Lender's discretion:

                          a.      Lender shall have implemented all
                 administrative procedures required by Lender for administration of the Facility, in form satisfactory to Lender;

                          b. All items as required under paragraph 4.1 shall have been delivered to Lender, and the same shall be satisfactory to Lender in its discretion;

                          c. All representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects (as determined by Lender in its sole discretion) except as disclosed otherwise to Lender in writing and is acceptable to Lender;

                          d. No Event of Default shall have occurred and be continuing, or shall result from such Advance, and no other event or condition which with notice or the passage of time, or both would constitute an Event of Default, or which otherwise is the subject of a required notice under paragraph 6.11, shall be in existence;

                          e. No material adverse change shall have occurred with respect to any Borrower's financial condition or operations since the effective date of the most recent financial statements delivered to Lender.

                          g. All Obligations under the Loan Documents are secured by first and prior, continuing, security interests and liens in and to all Collateral.

Any request for a Revolving Facility Advance at a time when any of the foregoing requirements are not satisfied may be declined by Lender without prior notice.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

                 Each Borrower (as to itself unless otherwise noted) hereby represents and warrants to Lender the following:

                 5.1 NAME; TRADE NAMES. Borrower is conducting, transacting, and carrying on its business under its corporate name shown in
Article I and such other names as may be specified in Exhibit 5.1, and is not engaged in business under any other name. Except as provided in Exhibit 5.1, during the past five (5) years Borrower has not (i) done business under any other name, or changed the location of its chief executive office, (ii) been party to a merger or consolidation or (iii) acquired any of the property included within the Collateral from any other Person, except for Inventory purchased in the ordinary course of business.

                 5.2 CHIEF EXECUTIVE OFFICE. Borrower's chief executive office is located at the address specified for Borrower in Article 1.

                 5.3 EXISTENCE; GOOD STANDING. Parent, DVDI, Diamond and JAK, respectively, each is a corporation, duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed. Ultrak is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed. Ultrak, G.P., Inc., a Delaware corporation, is sole general partner of Ultrak.

                 5.4 POWER AND AUTHORITY; VALIDITY. Borrower possesses all requisite power and authority own, lease and operate its properties and to carry on its business and to execute, deliver, and comply with the Loan Documents. Each of the Loan Documents has been duly authorized by all necessary corporate action and has been duly executed and delivered by Borrower, and evidences valid and binding obligations enforceable in accordance with its respective terms.

                 5.5 NO CONFLICTING AGREEMENTS. Borrower represents that the execution, delivery and performance of the Loan Documents will not violate its articles of incorporation or bylaws (or in the case of Ultrak, its agreement of limited partnership), nor constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which it is a party or which is applicable to its property.

                 5.6 SHARE OWNERSHIP. Each of Borrower's outstanding shares or interests (as the case may be) has been duly and validly issued and is fully paid and is nonassessable. The outstanding equity ownership of Borrower is as specified in Exhibit 5.6. Except as provided in Exhibit 5.6, there are no subscriptions, options to purchase, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature obligating Borrower to issue, transfer, deliver or sell additional shares or interests of its equity ownership.

                 5.7 SUBSIDIARIES. There are no Subsidiaries that are not Borrowers, except as listed in Exhibit 5.7. Each such Subsidiary listed therein if any, is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted. All outstanding shares of stock of each such Subsidiary, if any, have been validly issued and are fully paid and non-assessable, and all shares owned by Borrower are free and clear of any lien, pledge, security interest or other encumbrance.

                 5.8 FINANCIAL STATEMENTS. Parent has delivered to Lender its consolidated audited balance sheet, income statement and statement of cash flow as of its fiscal year ending December 31, 1995 and its consolidated balance sheet, income statement and statement of cash flow as of the quarterly period ending March 31, 1996. All of such financial statements were prepared in accordance with GAAP, and are correct and complete, and fairly present the consolidated financial condition of Parent and the Subsidiaries on the respective dates thereof and the results of its operations for the respective periods then ended. There has been no material adverse change in the business, properties or financial condition of Borrower since the dates of such financial statements, respectively.

                 5.9      LITIGATION. Other than as disclosed to Lender in
Exhibit 5.9, Borrower represents that it is not a party to any pending lawsuits or proceedings before or by any state or federal court or governmental agency or instrumentality, and is not aware of any threatened or potential lawsuits, proceedings, claims, or investigations. The items, if any, disclosed in Exhibit 5.9, in the event of any unfavorable or adverse determination, will not result in or cause a Material Adverse Effect.

                 5.10 COMPLIANCE WITH LAWS. Borrower represents that it is not in violation of any laws, regulations and orders in any respect which will result in or cause, or reasonably would be expected to result in or cause, a Material Adverse Effect.

                 5.11 JUDGMENTS. There are no outstanding or unpaid judgments against Borrower which, in the aggregate, exceed the total amount of $250,000.00.

                 5.12 TAXES. All tax returns or filings required to be filed by Borrower have been filed and taxes imposed upon Borrower which are due and payable have been paid.

                 5.13 TITLE TO PROPERTY. Borrower has good and marketable title to all property reflected as being owned by Borrower in the financial statements previously delivered to Lender or purported to have been acquired since such date, except property sold or otherwise disposed of subsequent to such date in the ordinary course of business. Borrower possesses all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required to conduct its business as now conducted without any known infringement or conflict by or against the rights of any Person.

                 5.14 CONSENTS. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution, delivery and performance of the Loan Documents. Borrower has all required governmental permits and licenses, if any, on account of its operations and activities and is in full compliance with the terms and conditions thereof, and all such permits and licenses are in full force and effect.

                 5.15 FULL DISCLOSURE. Borrower has disclosed to Lender all material facts known to Borrower concerning its financial condition and business operations. All information furnished by Borrower to Lender was true and complete at the time of delivery thereof to Lender, and there has been no material change in any such information except as may have been disclosed by Borrower to Lender in writing. There is no fact known to Borrower which would be reasonably expected to result in a Material Adverse Effect during the term of this Agreement.

                 5.16 SOLVENCY. As of, and immediately following the effective date of this Agreement: (i) the fair saleable value of all assets of Borrower exceeds the amount of all of Borrower's existing debts and liabilities ("including contingent liabilities), (ii) the assets of Borrower do not constitute an unreasonably small capital for the operation of Borrower's business as now conducted and as intended to be conducted, taking into account all known or projected capital requirements for such operations, (iii) Borrower does not intend to incur debts beyond its ability to pay as they mature, and
(iv) Borrower's cash flow is sufficient to pay all existing debts and liabilities as they become due.

                 5.17 EMPLOYEE RELATIONS. Borrower is not aware of any contemplated, threatened or pending strike, work stoppage or other labor dispute involving its employees or the employees of any Affiliate.

                 5.18 EMPLOYEE BENEFIT PLAN. Neither Borrower nor any of its ERISA Affiliates, nor any Plan, is in material violation in form or in operation of any provision of ERISA or any other applicable state or federal law, including the requirements of the IRC. No Prohibited Transaction or Reportable Event has occurred with respect to any Plan which reasonably would be expected to result in a Material Adverse Effect. No notice of intent to terminate a Plan has been filed within the 24-month period preceding the date hereof, nor has any Plan been terminated under Section 4041(c) of ERISA since September 2, 1974. The PBGC has not instituted proceedings to terminate or appoint a trustee to administer a Plan, and no event has occurred and no condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any multiemployer plan within the meaning of Section 3(37) or Section 3001(a)(3) of ERISA or Section 414 of the IRC. Neither Borrower nor any ERISA Affiliate has any obligation to provide medical benefits or coverage to any former employee other than as required under Section 4980B of the IRC or Part 6 of Title I of ERISA. Each Employee Benefit Plan subject to
Section 4980B of the IRC has satisfied the applicable requirements of Section 4980B of the IRC. Each Plan meets the minimum funding requirements of IRC
Section 412 and no waiver from the minimum funding requirements has been applied for or approved pursuant to Section 412(d) of the IRC. The reporting and disclosure requirements of each Plan have been timely and completely satisfied. Neither Borrower, any ERISA Affiliate nor any fiduciary of any Plan has engaged in conduct that would be a breach of any duty under Part 4, Subtitle B, Title I of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Borrower or any ERISA

Affiliate, threatened against, or with respect to, any Plan or its assets, if any. Each Plan which is a "welfare benefit plan," as described in Section 3(l) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment. Termination of employment of any employee of the Borrower or any ERISA Affiliate would not result in payments which, in the aggregate, would result in imposition of the sanctions imposed under Section 280B or Section 4999 of the IRC.

                 5.19 ENVIRONMENTAL MATTERS. Borrower represents and warrants to Lender that to the best of Borrower's knowledge: (a) all of Borrower's activities and conduct of business related to the use and handling of Hazardous Materials, comply and have at all times complied with all Environmental Requirements; (b) neither Borrower nor any prior owner of the Collateral has received notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order, judgment or lien, nor any lawsuit, claim, proceeding citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of Borrower's business or any associated real property, by any Person, or from alleged violation of Environmental Requirements; (c) Borrower has all permits and licenses required to be issued to it by any governmental authority on account of any or all of its activities, and is in full compliance with the terms and conditions of all such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of any such permits or licenses exists, and such permits and licenses are in full force and effect.

                 5.20 REPRESENTATIONS AND WARRANTIES CUMULATIVE. The representations and warranties contained in this Article V are in addition to all other representations and warranties provided in the Loan Documents.

                             ARTICLE VI. COVENANTS

Throughout the Contract Term and until payment and performance in full of the Obligations, each Borrower agrees (as to itself unless otherwise noted) as follows, unless otherwise allowed by prior written consent of Lender:

                 6.1 COMPLIANCE CERTIFICATE. Within forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Lender a certificate, in form satisfactory to Lender, signed by the president or chief financial officer of Borrower certifying to Lender that no event or condition that would be the subject of a required notice under paragraph 6.12 or paragraph 6.13 is in existence as of the date of such certificate. Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by Borrower respecting its compliance or non-compliance with this Agreement, and Borrower acknowledges that Lender shall rely upon the same in making loans under the Revolving Facility.

                 6.2 AUTHORITY. As soon as possible following any effective change thereof and in any event within ten (10) Business Days thereafter (but in any event at or prior to the time of any loan request thereafter, and at such other times, from time to time, at the request of Lender) Borrower shall certify to Lender the names and signatures of all Persons authorized to execute and deliver any documentation contemplated by or relating to any of the Loan Documents.

                 6.3 BOOKS AND RECORDS. Borrower shall keep and maintain proper, complete and consistent books of record and Account respecting the Collateral and Borrower's affairs and financial condition in accordance with GAAP, and shall permit Lender from time to time, by and through its authorized agents, to visit and inspect any of its properties, inspect and copy its books and records, and discuss its affairs, finances, Accounts, and operations with its officers.

                 6.4 EXISTENCE. Borrower shall preserve and maintain its existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

                 6.5 ANNUAL FINANCIAL STATEMENTS. Parent shall deliver to Lender, as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, its unqualified audited consolidated balance sheet as of the end of such fiscal year, and its audited consolidated statement of income and changes to stockholders equity and consolidated statements of cash flow, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm acceptable to Lender as fairly presenting the consolidated financial condition and results of operations of Parent and the Subsidiaries (including without limitation, each Borrower). Such financial statements shall be accompanied by a copy of the report to management delivered to Parent by such accountants and also by a statement signed by each Borrower's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the consolidated financial condition and results of operation of Parent and the Subsidiaries (including without limitation, each Borrower), and that no event or condition that would be the subject of a required notice under paragraph 6.12 or paragraph 6.13 is in existence as of the date of delivery of such statements.

                 6.6 INTERIM FINANCIAL STATEMENTS. Parent shall deliver to Lender, as soon as practicable after the end of each calendar quarter, and in any event within forty-five (45) days thereafter, a consolidated and consolidating balance sheet as of the end of such quarter, and consolidated income statement for such quarter and a consolidated and consolidating income statement for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and prepared in accordance with GAAP. Such financial statements shall be accompanied by a statement signed by each Borrower's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the financial condition and results of operations of Parent and the Subsidiaries (including without limitation, each Borrower), and that no event or condition that would be the subject of a required notice under paragraph 6.13 is in existence as of the date of delivery of such statements.

                 6.7 PROJECTIONS. Borrower shall deliver to Lender, on or before January 31 of each fiscal year during the Contract Term, a projection for the succeeding period of not less than twelve calendar months, including projected balance sheets, statements of income and statements of cash flow, all in form satisfactory to Lender and including such information as is required by Lender.

                 6.8 SEC FILINGS. Borrower shall deliver to Lender a correct and complete copy of (i) each Form 10-K Report filed with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof and in any event within ten (10) Business Days after the applicable filing deadline date, (ii) each Form 10-Q Report filed with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof and in any event within ten (10) Business Days after the applicable filing deadline date, and (iii) each other filing from time to time made with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof

                 6.9 AGING REPORTS. Borrower shall timely deliver to Lender all aging analysis and account debtor listings required by paragraph 3.7.

                 6.10 INFORMATION. In addition to information and items specifically required by the Loan Documents, Borrower shall promptly furnish to Lender such other information, documentation or projections respecting its business affairs, assets, and liabilities as Lender may request.

                 6.11 NOTIFICATION OF CONTINGENT LIABILITIES. Promptly upon receiving notice or otherwise becoming aware thereof, Borrower shall notify Lender of any pending or threatened lawsuit, claim, action, liability, investigation or proceeding that would be treated as a contingent liability of Borrower or any Guarantor under GAAP and is in an amount in excess of $250,000.00, or which is reasonably expected to result in a Material Adverse Effect.

                 6.12 NOTIFICATION OF MATERIAL CHANGES. Borrower will notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) change of Borrower's name, (ii) change of Borrower's address or principal place of business, (iii) change of the location of Borrower's books and records, (iv) change of the location of any Collateral,
(v) the opening of any new material place of business or the closing of any existing place of business or (vi) material use of any trade name, fictitious name or other assumed name. Borrower shall promptly notify Lender of any change in any other material fact or circumstance represented or warranted in any of the Loan Documents.

                 6.13 NOTIFICATION REGARDING DEFAULT. Borrower shall immediately notify Lender in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect to such condition or event. Borrower shall immediately notify Lender in writing if it knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. Without limiting the foregoing, Borrower will also immediately notify Lender if Borrower's board of directors authorizes the filing by Borrower of a petition in bankruptcy.

                 6.14 PAYMENT OF TAXES. Borrower shall promptly pay, or cause to be paid, when due, any and all taxes except such taxes as may be contested in good faith by appropriate proceedings, provided, that adequate reserves shall be maintained as are appropriate according to GAAP. At Lender's request pending resolution of any such contest and prior to the delinquency of such tax, Borrower shall furnish to Lender a cash reserve in the amount of the tax, together with a reasonable additional sum to pay all projected costs, interest and penalties in connection therewith, conditioned that such tax, together with applicable interest, cost, and penalties, if any, be timely paid to the extent required upon resolution of such contest. Borrower agrees that it shall immediately notify Lender of the initiation of any such contest and advise Lender from time to time of the status thereof. Borrower shall promptly pay any amounts adjudged to be due pursuant to any such contest, with all costs, penalties, and interest thereon, before such judgment becomes final or any writ or order is issued under which the Collateral, or any portion thereof, may become subject to any lien or encumbrance.

                 6.15 COMPLIANCE WITH LAWS. Borrower shall comply with all applicable laws, regulations and orders applicable to it or its property, a violation of which would reasonably be expected to result in a Material Adverse Effect, and upon request by Lender, provide Lender with evidence of such compliance.

                 6.16 COMPLIANCE WITH AGREEMENTS. Borrower shall comply in all material respects with all agreements, indentures, mortgages, or documents binding upon Borrower or affecting its property or business.

                 6.17 FEES, COSTS AND EXPENSES. Borrower agrees to promptly pay upon demand all costs, fees and expenses as provided in paragraph 9.12.

                 6.18 WAIVERS AND CONSENTS RESPECTING THE COLLATERAL. Borrower shall furnish to Lender such waivers and consents as may reasonably be requested by Lender with respect to Lender's security interests and liens in the Collateral.

                 6.19 SUBORDINATION AGREEMENTS. At Lender's request, all present and future obligations due by Borrower to any Affiliate (excluding ordinary course items such as salary, travel and expense reimbursements and other similar ordinary course items as may be determined by agreement) shall be subordinate in right of payment and claim to the Obligations, pursuant to a definitive subordination agreement executed by Borrower and such Affiliate in form satisfactory to Lender.

                 6.20 CHANGE OF FISCAL YEAR. Borrower shall notify Lender at least ninety (90) days prior to the effective date of any change in its fiscal year.

                 6.21 EMPLOYEE BENEFIT PLANS. Borrower shall timely deliver the following to Lender: (a) a copy of any notice of noncompliance received from the PBGC under Section 4041(b)(2)(c), within three (3) days after receipt of such notice; (b) a copy of any notice received by Borrower or any ERISA Affiliate, or the administrator of any Plan, that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, promptly upon receipt and in no event more than three (3) days after the receipt of such notice; (c) a copy of any notice received by Borrower or any ERISA Affiliate concerning the imposition of any withdrawal liability under
Section 4202 of ERISA, within ten (10) days after receipt thereof by Borrower or such ERISA Affiliate; (d) a copy of any notification of intention to impose or assert withdrawal liability under ERISA against Borrower or any ERISA Affiliate, promptly upon receipt thereof and in any event within three (days) of receipt thereof; and (e) a copy of any notice from the Internal Revenue Service regarding revocation or investigation of possible revocation of the qualified status of any Plan under the IRC, promptly upon receipt thereof and in any event within three (3) days after receipt thereof. If requested by Lender, Borrower shall timely deliver the following to Lender: (f) a copy of all materials required to be filed with the PGBC with respect to any Reportable Event, within ten (10) days after the earlier of the filing or the occurrence thereof; (g) a copy of any notice sent by Borrower to participants of a Plan of Borrower's intent to terminate such Plan, no later than the date such notice is required to be provided to participants under Section 4041(a)(2) of ERISA; (h) a copy of each annual and other report with respect to each Plan or any trustee created thereunder, promptly after the filing thereof with the United States Secretary of Labor or the PBGC; and (i) such additional information concerning any of Borrower's Employee Benefit Plans as may be requested by Lender. Borrower shall make prompt payment of all contributions required under all Plans to the extent required to meet the minimum funding standard set forth in ERISA with respect to such Plans, but shall reduce contributions or benefits if and to the extent necessary to avoid an Event of Default hereunder to the extent such reduction is not prohibited by applicable provisions of ERISA.

                 6.22 FINANCIAL COVENANTS. Borrower agrees that the following financial covenants must be maintained as set forth herein as of the times specified, as applicable:

                 a. Maximum Senior Funded Debt to Cash Flow. Senior Funded Debt to Cash Flow shall not exceed 3.00 to
                          1.00 at any time, tested as of the end of any fiscal quarter.

                 b. Tangible Net Worth. Tangible Net Worth at any time from the Effective Date shall not be less than an amount equal to $50,000,000.00 plus the Tangible Net Worth Adjustment, tested as of the end of any fiscal quarter (provided, that in the event Borrower's anticipated acquisition of seventy-five percent (75.0%) of the shares of Maxpro Systems Pty, Ltd is not consummated on or before December 31, 1996 then, unless otherwise agreed by Lender in writing, the foregoing base minimum requirement shall be automatically increased from $50,000,000.00 to $55,000,000.00, effective as of such date).

                 c. Fixed Charge Coverage Ratio. Borrower's Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 at any time, tested as of the end of any fiscal quarter.

                 6.23 SALE OF ASSETS. Borrower will not sell or dispose of any assets other than the sale of Inventory in the ordinary course of business, provided, that Borrower shall not be precluded from making ordinary course sales of any equipment the sales price of which, when added to the sales price of all other such ordinary course sales of equipment, if any, by all Borrowers during the preceding twelve calendar months does not exceed $1,000,000.00, provided further, that all proceeds at any time received by Borrower in respect of such sale shall be promptly delivered to Lender for application in reduction of the Obligations owing by Borrower, or in such other manner as Lender may determine in its discretion.

                 6.24 PROHIBITION AGAINST LIENS ON COLLATERAL. Borrower will not grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral.

                 6.25 DISSOLUTION, LIQUIDATION, MERGER. Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation with any Person (other than merger or consolidation with another Borrower, in which event Borrower shall provide Lender with at least fifteen (15) days prior written notice of such intended merger or consolidation and provide Lender with such documentation in connection therewith as Lender may request).

                 6.26 LIMITATION ON INDEBTEDNESS. Borrower will not be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than in favor of Lender or trade indebtedness incurred in the normal and ordinary course of Borrower's business and not more than sixty (60) days past due.

                 6.27 LIMITATION ON CONTINGENT LIABILITIES. Borrower will not be directly or indirectly liable in connection with the obligations of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Lender.

                 6.28 CHANGE IN BUSINESS. Borrower shall not discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to Borrower's existing line of business.

                 6.29 CHANGE IN MANAGEMENT. There will be no change of the personnel performing the functions of Borrower's chief executive officer, chief financial officer and chief operating officer as such positions are presently constituted. Notwithstanding the foregoing, such a change in personnel may occur if the person currently performing the function becomes unable to perform such function, provided the Borrowers shall promptly replace such person with a permanent or interim person acceptable to Lender.

                 6.30 REDEMPTIONS AND ACQUISITION OF SHARES. Borrower will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock, provided, that for so long as no Event of Default, or event or condition which with notice or passage of time, or both, would constitute an Event of Default, is in existence, Borrower shall not be precluded from making any such payments in an aggregate amount not exceeding $2,500,000.00 during the Contract Tenn.

                 6.31 CONSULTING FEES, ETC., TO SHAREHOLDERS AND DIRECTORS. Borrower will not declare or pay any consulting fees, management fees or other third party fees to any Affiliate.

                 6.32 LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS. Borrower will not make any loans or advances to or for the benefit of any Affiliate, the unpaid balance of which at any time, when added to the unpaid balance owing to Borrower by all other Affiliates, if any, exceeds the amount of $100,000.00.

                 6.33 TRANSACTIONS WITH AFFILIATES. Borrower will not make any payment on any obligation owing to any Affiliate (excluding reasonable expense reimbursements in the ordinary course of business) unless specifically allowed under any Affiliate Subordination Agreement or otherwise allowed by Lender. Borrower will not enter into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate. Borrower will not enter into any transaction with an Affiliate involving an amount in excess of $100,000.00 unless such transaction is specifically approved by Borrower's board of directors as being an arm's length transaction on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable at comparable arm's length transaction with a Person who is not an Affiliate.

                 6.34 ACQUISITIONS. Borrower shall not purchase or otherwise acquire assets from any Person outside the ordinary course of business of Borrower, provided, that for so long as no Event of Default, or event or condition which with notice or passage of time, or both, would constitute an Event of Default, is in existence, Borrower shall not be precluded from acquiring assets the aggregate sales price of which, when added to the aggregate sales price (including cash, deferred payment obligations, stock, assumption of liabilities and all other forms of consideration) of all other such acquisitions, if any, by all Borrowers during the Contract Term does not exceed $8,000,000.00 during any period of twelve (12) months.

                 6.35 LIMITATION ON INVESTMENTS. Borrower shall not invest in or otherwise purchase or acquire the securities of any Person, except for ordinary course investments in securities of the United States and certificates of deposit issued by commercial banks organized in the United States which have assets in excess of $250,000,000.00.

                 6.36     COVENANTS CUMULATIVE. The covenants contained in this
Article VI are in addition to all other covenants provided in the Loan
Documents.

                         ARTICLE VII. EVENT OF DEFAULT

                 7.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                          a.      The failure of timely payment of the
                 Obligations, or any part thereof, as they become due in accordance with the terms of the Loan Documents;

                          b. Any violation, breach or default of any covenant, agreement or other obligation under this Agreement or any of the Loan Documents, not otherwise covered by paragraph 7.1(a);

                          c. Any representation or warranty made by Borrower in the Loan Documents was false in any material respect at the time when made;

                          d. The occurrence of any event or circumstance which Lender believes has or may result in a Material Adverse Effect;

                          e. The filing of any petition or proceeding by or against Borrower or any Guarantor under the United States Bankruptcy Code, as amended from time to time, or any other applicable state or federal law relating to bankruptcy reorganization or other relief for debtors, or the appointment of a conservator, receiver, trustee, or liquidator of all or a substantial part of the assets of Borrower or any Guarantor;

                          f. The use of any funds borrowed from Lender under this Agreement for any purpose other than as provided in this Agreement;

                          g. The filing or commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any of the Collateral or the Real Property Collateral involving an amount in controversy in excess of $100,000.00;

                          h. The filing or commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any Borrower's property not included within the Collateral or the Real Property Collateral if the amount in controversy is excess of $250,000.00 or if the outcome, pendency or effect thereof is reasonably expected to result in or cause a Material Adverse Effect;

                          i. Any breach or default in the payment or performance of any material obligation, or any defined event of default, under the terms, provisions or conditions of any contract or instrument pursuant to which any Borrower is obligated on any indebtedness or obligation or other liability to any Person other than Lender in an amount exceeding $250,000.00, and the expiration of thirty (30) days from the date of such breach, default or event of default;

                          j. The entry of any judgment against any Borrower in an amount equal to or exceeding $250,000.00;

                          k. The dissolution or liquidation of any Borrower, or the taking of any action by the board of directors or shareholders of any Borrower (or it general partner in the case of Ultrak), to dissolve or liquidate;

                          l. Revocation or repudiation by any Guarantor of any obligations under a Guaranty;

                          m.      Any of the following with respect to any
                 Plan: A Reportable Event or Prohibited Transaction with respect to a Plan which could, in the opinion of Lender, result in a Material Adverse Effect; or the filing of a notice of intent to terminate a Plan under a distress termination as described in section 4041(c) of ERISA which could, in the opinion of Lender, result in a Material Adverse Effect; or the receipt of a notice by the plan administrator of Borrower that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; or the withdrawal by Borrower or any ERISA Affiliate from a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or
                 Section 414 of the IRC if such action could, in the opinion of Lender, result in a Material Adverse Effect; the revocation by the Internal Revenue Service of the qualified status of any Employee Benefit Plan if such action could, in the opinion of Lender, result in a Material Adverse Effect.

                          n. Any qualification by a certified public accountant relative to any financial statement delivered to Lender under this Agreement that is not acceptable to Lender in its discretion.

                             ARTICLE VIII. REMEDIES

                 8.1 REFUSAL OF FUNDING. Lender shall have no obligation to make any loan (i) at any time when any applicable condition for funding prescribed under this Agreement has not been fulfilled to Lender's satisfaction, (ii) at any time when any Event of Default is in existence, or when any condition exists which after notice or lapse of time, or both, would constitute an Event of Default, (iii) if Lender has received any notice under paragraph 6.13 or has knowledge of any event or condition which would be the subject of any notice required thereunder, or (iv) if any Borrower has repudiated or made any anticipatory breach of any of its obligations under this Agreement; and any loan requested at any such time may be declined by Lender, in whole or in part, in Lender's sole discretion without prior notice.

                 8.2 REMEDIES. Should an Event of Default occur at any time, Lender may at its option declare the entire outstanding principal amount and unpaid accrued interest of any part of the Obligations to be immediately due and payable and, in addition, take any or all of the following action (provided, that with respect to any Event of Default arising under paragraphs 7.1(a), ten (1O) Business Days shall first have passed after written notice by Lender to Borrowers of the occurrence of any such Event of Default, and with respect to any other Event of Default, thirty (30) Business Days shall first have passed after written notice by Lender to Borrowers of the occurrence of any such Event of Default): (i) commence such actions as may be necessary to enforce the Obligations, or any part thereof; (ii) take such steps as Lender may deem appropriate to foreclose and enforce any and all liens and security interests now or hereafter granted to Lender to secure payment and performance of the Obligations, or any part thereof; or (iii) exercise and avail itself of any and all other remedies as may be available under the Loan Documents or as otherwise may be available according to law. Lender at all times shall have the rights and remedies of a secured party under the Code, including but not limited to the right to take possession or enforce direct payment of the Receivables. Lender may demand, collect, receipt for, settle, compromise adjust, sue for, foreclose or otherwise realize upon Collateral as Lender may determine. In taking possession of any Collateral, Lender is authorized to enter upon any premises owned or leased by any Borrower where any Collateral is located. At its option, Lender may require any Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both Lender and such Borrower. Borrowers agree that Lender shall be entitled to dispose of any Collateral on any Borrower's premises. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. For this purpose, it is agreed that at least five (5) days notice of the time of sale or other intended disposition of the Collateral delivered in accordance with paragraph 9.3 shall be deemed to be reasonable notice in conformity with the Code. Lender may adjourn or otherwise reschedule any public sale by announcement at the time and place specified in the notice of such public sale, and such sale may be made at the time and place as so announced without necessity of further notice. Lender shall not be obligated to sell or dispose of any Collateral, notwithstanding any prior notice of intended disposition. With respect to any instruments or chattel paper at any time included within the Collateral, Lender shall not have any duty or obligation to take steps to preserve rights against prior parties.

                 8.3 CASH COLLATERAL; INJUNCTIVE RELIEF. All cash proceeds of Collateral from time to time existing, including without limitation collections and payments of Receivables and cash receipts, if any, for other Collateral, whether consisting of cash, checks or other similar items, at all times shall be subject to an express trust for the benefit of Lender. All such proceeds shall be subject to Lender's continuing security interests under this Agreement. Except as may be specifically allowed otherwise by this Agreement, each Borrower is expressly prohibited from using, spending, retaining or otherwise exercising any dominion over such proceeds. Each Borrower acknowledges and agrees that an action for damages against such Borrower for any breach of such prohibitions shall not be an adequate remedy at law. In the event of any such breach, each Borrower agrees to the fullest extent allowed by law that Lender shall be entitled to injunctive relief to restrain such breach and require compliance with the requirements of this Agreement.

                 8.4 ENFORCEMENT COSTS; APPLICATION OF PROCEEDS. Borrowers jointly and severally agree to pay to Lender on demand any and all reasonable expenses, including legal expenses, reasonable attorneys' fees, court costs, collection costs, and traveling expenses, incurred or paid by Lender in protecting or enforcing any of its rights hereunder, including its right to take possession, hold, store, prepare for sale, sell, or otherwise dispose of the Collateral and collect the proceeds of any Collateral. Until reimbursed or otherwise paid, Lender is hereby authorized to add all such expenses to the principal amount of the Obligations. After deducting all of such expenses, any remaining proceeds of collection or sale of the Collateral shall be applied in payment of the Obligations in such manner as Lender may determine, and the excess, if any, shall be disbursed by Lender in accordance with applicable law. Each Borrower expressly agrees that it shall remain liable for any deficiency.

                 8.5 WAIVER OF NOTICES. Except as otherwise expressly provided in this Agreement, each Borrower expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest and any other notices of any kind with respect to the Obligations.

                 8.6 SETOFF. Each Borrower irrevocably authorizes Lender to charge any account of such Borrower maintained with Lender with such amount as may be necessary from time to time to pay any Obligations. Each Borrower agrees that Lender shall have a contractual right to setoff any and all deposits or other sums at any time credited by or due from Lender to such Borrower against any part of the Obligations. Such right of setoff may be exercised at any time by Lender at any time when any Event of Default is in existence (subject to the prior notice requirements to the extent provided with respect to remedies pursuant to paragraph 8.2, but otherwise without prior notice), irrespective of whether an Event of Default exists or whether Lender has accelerated the Obligations. Upon the occurrence of an Event of Default and for so long as the same shall remain in existence and not cured or waived, Lender shall be entitled in its discretion to hold any such deposits or other sums pending acceleration of the Obligations.

                 8.7 PERFORMANCE BY LENDER. Should any Borrower fail to perform any covenant, duty, or agreement required by the Loan Documents, Lender may, at its sole option and election, perform or attempt to perform same on behalf of such Borrower at such Borrower's cost and expense, provided that Lender shall have no obligation or duty to take any such action. Each Borrower agrees to reimburse Lender for such reasonable costs and expenses on demand.

                 8.8 NON-WAIVER. Forbearance or indulgence by Lender of any Event of Default or any other event or condition which is or would be the subject of a required notice under paragraph 6.13, at any time from time to time, shall not be deemed a waiver of any rights of Lender under the Loan Documents. The acceptance by Lender at any time and from time to time of any partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No delay or omission by Lender in exercising any right or remedy shall impair such right or remedy, or be construed as a waiver thereof, nor shall any single or partial exercise of any such rights or remedies preclude other or further exercise thereof. Lender shall not be required or obligated to file suit or otherwise pursue any other Person for enforcement or collection of any of the Obligations or to take any action to realize upon any of the Collateral.

                 8.9 APPLICATION OF PAYMENTS. During the existence of any Event of Default, all payments and proceeds of Collateral received by Lender shall be applied to the Obligations in Lender's discretion, and Lender shall have the right to adjust or reapply in another manner any such payments and proceeds as Lender may determine in its discretion.

                           ARTICLE IX. MISCELLANEOUS

                 9.1 EFFECTIVE DATE; TERMINATION. This Agreement shall become effective upon acceptance by Lender, as of the effective date specified in the preamble of this Agreement. Subject to all other provisions of the Loan Documents, the Facility shall terminate automatically on the Term Facility Maturity Date, without further notice. Notwithstanding any such termination, the Obligations and all rights and remedies of Lender under the Loan Documents with respect thereto, including without limitation all rights and remedies with respect to the Collateral shall remain in full force and effect until all Obligations have been paid in full.

                 9.2 PAYMENTS. All payments or collections received by Lender after its internally established time for closing business on any Business Day shall be deemed received as of the next succeeding Business Day. All payments shall be made in immediately available funds, at Lender's address specified in Article I. Any payment which is due on a day which is not a Business Day shall instead be deemed to be due on the next succeeding Business Day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension.

                 9.3 NOTICES. Any consent, approval, notice, request, or demand from one party to another must be made in writing to be effective, and shall be deemed to have been given on the third Business Day after its deposit in the United States mail, postage prepaid and properly addressed, by certified or registered mail, return receipt requested, or on the Business Day on which it is actually delivered by messenger delivery, telecopy or other electronic transmission, whichever is earlier. The address of each party for the purposes hereof is as follows:

                 Borrowers:

                 ULTRAK, INC.
                 1220 Champion Circle, Suite 100
                 Carrollton, Texas 75006
                 Attention: Tim D. Torno, Vice President
                 Telecopy: 214/280-9659

                 DENTAL VISION DIRECT, INC.
                 1220 Champion Circle, Suite 100
                 Carrollton, Texas 75006
                 Attention: Tim D. Torno, Vice President
                 Telecopy: 214/280-9659

                 DIAMOND ELECTRONICS, INC.
                 1220 Champion Circle, Suite 100
                 Carrollton, Texas 75006
                 Attention: Tim D. Torno, Vice President
                 Telecopy: 214/280-9659

                 JAK PACIFIC VIDEO WARRANTY AND
                 REPAIR SERVICES, INC.
                 1220 Champion Circle, Suite 100
                 Carrollton, Texas 75006
                 Attention: Tim D. Torno, Vice President
                 Telecopy: 214/280-9659

                 ULTRAK OPERATING, L.P.
                 1220 Champion Circle, Suite 100
                 Carrollton, Texas 75006
                 Attention: Tim D. Torno, Vice President
                 Telecopy: 214/280-9659

                 Lender:

                 NATIONSBANK OF TEXAS, N.A.
                 901 Main Street, 7th floor
                 Dallas, Texas 75202
                 Attention: COMMERCIAL BANKING/Division Manager: URGENT
                 Telecopy: 214/508-3139

or such other address as may hereafter be designated and delivered in writing.

                 9.4 USE OF LOAN PROCEEDS. No portion of the proceeds of any loans under the Revolving Facility shall be used to purchase or carry any "margin stock" as defined under Regulation "U" of the Board of Governors of the Federal Reserve System, or to repay or refinance any debt previously incurred by any Borrower for such purpose.

                 9.5 LENDER'S RECORDS; ACCOUNT STATEMENTS. Lender's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Lender to any Borrower relating to principal, accrued interest or costs owing by Borrower under this Agreement shall be presumed to be correct and accurate unless, within thirty (30) days after receipt thereof, such Borrower shall notify Lender in writing of any claimed error therein.

                 9.6 INDEMNITY. Borrowers hereby jointly and severally agree to indemnify and hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. Upon notification and demand, Borrowers agree to provide defense of any Indemnified Claim and pay all costs and expenses of counsel selected by any Indemnified Person's respect thereof. Any Idemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its/his/her sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. The indemnification provided for in this paragraph shall survive any termination of this Agreement and shall continue for the benefit of all Indemnified Persons. Except as specifically provided in this paragraph, each Borrower waives all notices from any Indemnified Person.

                 9.7 NON-APPLICABILITY OF CHAPTER 15 OF TEXAS CREDIT CODE. Chapter 15 of the Texas Credit Code shall not be applicable to this Agreement or the Revolving Facility.

                 9.8 YIELD PROTECTION. If at any time after the date hereof, and from time to time, Lender determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of Lender with any of such requirements, has or would have the effect of increasing Lender's costs relating to the Obligations or reducing the yield or rate of return of Lender on the Obligations to a level at least one-half of one percent (.50%) below that which Lender could have achieved but for the adoption or modification of any such requirements, then within 15 days of any request by Lender, Borrowers shall pay to Lender such additional amounts as will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender, provided, that such amount shall only be payable in the event Lender elects to require a similar payment or adjustment in respect of substantially all other similarly situated borrowers. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as require Borrower to pay any interest, fees, costs, or charges greater than is permitted by applicable law.

                 9.9 JUDGMENT INTEREST. It is agreed that any judgement entered by a court in favor of Lender against any Borrower for payment of the Obligations, or any part thereof, shall provide for post-judgement interest on the amount thereof at a rate equal to the Maximum Rate.

                 9.10 INTEREST LIMITATION. In no contingency or event whatsoever shall the amount of interest under the Loan Documents paid by any Borrower, received by Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by Lender, exceed the Maximum Rate. In the event any such sums paid to Lender by any Borrower would exceed the Maximum Rate, Lender shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to such Borrower. All sums paid, or agreed to be paid, by any Borrower which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall be amortized, prorated, spread and allocated in respect of the Obligations throughout the full Contract Term until the Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents, or in any notes or other related documents executed pursuant hereto, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event Lender ever receives, collects, or applies any amount in respect of any Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to such Borrower. In determining whether or not the interest paid or payable under any speci 'fic contingency exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require any Borrower to pay any interest, fees, costs, or charges greater than is permitted by applicable law. Subject to the foregoing, each Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to loans made by Lender to such Borrower, including all amounts agreed to by such Borrower or charged or received by Lender, which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by such Borrower and Lender in accordance with applicable law.

                 9.11 CONTINUING RIGHTS OF LENDER IN RESPECT OF OBLIGATIONS. In the event any amount from time to time applied in reduction of the Obligations is subsequently set aside, avoided, declared invalid or recovered by any Borrower or any trustee or in bankruptcy, or in the event Lender is otherwise required to refund or repay any such amount pursuant to any applicable law, then the Obligations shall automatically be deemed to be revived and increased to the extent of such amount and the same shall continue to be secured by the Collateral as if such amount had not been so applied.

                 9.12 FEES, COSTS AND EXPENSES. Borrowers jointly and severally agree to pay all reasonable costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation: (i) up to $20,000.00 for negotiation, preparation and closing of the Loan Documents, including appraisal fees, reasonable attorneys fees and disbursements, search fees, filing and recording fees, (ii) ongoing administration of the Loan Documents, including without limitation, reasonable fees and costs incurred in consultation with attorneys, accountants or appraisers or in connection with any factual investigation, (iii) negotiation, preparation and closing of any amendment, waiver or consent relating to the Loan Documents, including appraisal fees, reasonable attorneys fees and disbursements, search fees, filing and recording fees, and (IV) enforcing any provision of the Loan Documents, collecting the Obligations, exercising any rights or remedies or pursuing or defending any claim arising out of, or in any way relating to the Loan Documents, including without limitation reasonable fees and costs of attorneys, experts or other consultants retained by Lender in connection therewith and any other fees pursuant to paragraph 8.4. Borrowers will pay any applicable stamp, registration, recordation and similar taxes, fees and charges in respect of the Collateral or perfection or maintenance of Lender's rights under the Loan Documents, and agree to indemnify Lender against any liabilities resulting from any delay, deferral or omission in payment of any such taxes, fees or charges. All fees, costs and expenses for which Borrowers are obligated under the Loan Documents shall be payable to Lender on demand. At Lender's option, the amount of such fees, costs and expenses. owing by any Borrower may be deducted from the proceeds of any loan to such Borrower hereunder or added to the unpaid principal due by such Borrower under the Revolving Faci lity, in which event such fees, costs and expenses will be deemed paid and the amount thereof shall be treated as a loan to such Borrower under the Revolving Facility.

                 9.13 ACCEPTANCE AND PERFORMANCE. This Agreement shall become effective only upon acceptance by Lender. The Obligations are payable at Lender's offices in Dallas, Dallas County, Texas. Each Borrower and Lender agrees that Dallas County, Texas shall be the exclusive venue for litigation of any dispute or claim arising under or relating to the Loan Documents, and that such county is a convenient forum in which to decide any such dispute. Each Borrower and Lender consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for the litigation of any such dispute or claim.

                 9.14 OBLIGATIONS. Lender's rights in respect of the Obligations shall not be impaired by reason that the amount thereof at any time exceeds any stated maximum or other limitation provided herein.

                 9.15 EXPRESS WAIVERS BY BORROWERS IN RESPECT OF CROSS-COLLATERALIZATION AND CROSS GUARANTIES. In connection with the matters provided in paragraph 3.19, each Borrower agrees as follows:

                          (a) Borrower hereby waives: (1) notice of acceptance of this Agreement; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to Borrower's right to make inquiry of Lender to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase Borrower's risk with respect to such other Borrower under this Agreement;
                 (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Borrower hereunder or under any of the Loan Documents to which Borrower is a party) and demands to which Borrower might otherwise be entitled.

                          (b) Borrower hereby waives the right by statute or otherwise to require Lender to institute suit against any Borrower or to exhaust any rights and remedies which Lender has or may have against any Borrower. Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof

                          (c) Borrower hereby waives and agrees not to assert against Lender: (1) any defense (legal or equitable), set-off, counterclaim, or claim which Borrower may now or at any time hereafter have against any other Borrower or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower against Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any night or defense arising by reason of any claim or defense based upon an election of remedies by Lender under any applicable law; (4) the benefit of any statute of limitations affecting any other Borrower's liability hereunder.

                          (d) In addition to the foregoing waivers, Borrower hereby waives outright and absolutely, any right of subrogation Borrower has or may have against any other Borrower with respect to the Obligations. In addition, Borrower hereby waives any night to proceed against any other Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Borrower may now have or hereafter have as against. any such other Borrower with respect to the Obligations. Borrower also hereby waives any rights to recourse to or with respect to any asset of any other Borrower. Borrower agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make Borrower a "creditor" of any other

                 Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code Borrower shall not be deemed a "creditor" of any other Borrower.

                          (e) Borrower consents and agrees that, without notice to or by Borrower and without affecting or impairing the obligations of Borrower hereunder, Lender may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;
                 (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof, (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof

                          (f) Lender shall have the right to seek recourse against Borrower to the fullest extent provided for herein and no election by Lender to proceed in one form or action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Obligations shall serve to diminish the liability of Borrower under this Agreement except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

                          (g) Borrower represents and warrants to Lender that Borrower is currently informed of the financial condition of all other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Borrower further represents and warrants to Lender that Borrower has read and understands the terms and conditions of the Loan Documents. Borrower hereby covenants that Borrower will continue to keep informed of the financial condition of all other Borrowers, the financial condition of Guarantor, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                 9.16 PARTICIPATION OF OBLIGATIONS. Borrower agrees that Lender may, at its option, sell interests in the Obligations and its rights under this Agreement to a financial institution or institutions and that Lender may disclose any financial and other information concerning Borrower to any prospective purchaser of any such interest.

                 9.17 OTHER AGREEMENTS; CROSS COLLATERALIZATION AND CROSS DEFAULT. Borrower expressly acknowledges that the "Obligations" as defined in this Agreement includes other obligations and indebtedness, if any, as may from time to time be owing to Lender by Borrower under any other instrument or agreement executed by Borrower for the benefit of Lender, whether or not such instrument or agreement is included within the Loan Documents. In consideration of this Agreement Borrower acknowledges and agrees that (i) all such other obligations and indebtedness, from time to time, are and shall continue to be secured by the Collateral, (ii) any security or other collateral from time to time securing such other obligations and indebtedness (whether or not included within the "Collateral" as defined by this Agreement) shall secure all Obligations as additional collateral under this Agreement, (iii) any breach or default under any such other instrument or agreement shall constitute an Event of Default under this Agreement and (iv) and Event of Default under this Agreement shall constitute a default under any such other instrument or agreement.

                 9.18 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS,

AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S. C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         9.19 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AGREE THAT NEITHER PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY LENDER AND EACH BORROWER. LENDER

AND EACH BORROWER ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

                 9.20 COPIES VALID AS FINANCING STATEMENTS. A carbon, photographic or other reproduction, including photocopy, telecopy or electronic transmission, of this Agreement or any financing statement shall be sufficient as a financing statement.

                 9.21 GOVERNING LAW. This Agreement, and all documents and instruments executed in connection herewith, shall be governed by and construed according to the laws of the State of Texas, provided, that to the extent federal law would allow a higher rate of interest than would be allowed by the laws of the State of Texas, then with respect to the provisions of any law with purport to limit the amount of interest that may be contracted for, charged or received in connection with any of the Obligations, such federal law shall apply.

                 9.22 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by an authorized officer of each party hereto.

                 9.23 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of each Borrower and Lender, and their respective successors in interest and assigns. Borrowers may not assign any right, power, duty, or obligation under this Agreement, or any document or instrument executed in connection herewith, without the prior written consent of Lender. This Agreement is intended for the benefit of Borrowers and Lender, and their respective successors in interest and assigns only, and may not be relied upon by any other Person.

                 9.24 ACCOUNTING TERMS. Except as otherwise specifically provided herein, all accounting and financial terms used herein, and the compliance with each financial covenant contained herein, shall be determined on a consolidated basis for Parent and its Subsidiaries in accordance with GAAP.

                 9.25 EXHIBITS. All exhibits referenced herein, and attached hereto, are incorporated in this Agreement and made a part hereof for all purposes. All terms defined in this Agreement, wherever used in any such exhibits, shall have the same meanings as are prescribed by this Agreement.

                 9.26 CUMULATIVE RIGHTS. All rights and remedies of Lender under the Loan Documents are cumulative, and are in addition to rights and remedies available to Lender by law. Such rights and remedies may be exercised concurrently or successively, at such times as Lender may determine in its discretion. Each Borrower waives any right to require marshaling.

                 9.27 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws effective during the Contract Term, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of the Agreement shall remain in full force and effect and shall not be effected thereby.

                 9.28 MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                 9.29 SURVIVAL. All covenants, agreements, representations, and warranties made by each Borrower herein shall survive the execution, delivery, and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

                 9.30 Amendment and Restatement. This Agreement is in amendment and restatement of the certain Financing and Security Agreement dated effective September 24, 1993, as amended, to which Lender and Borrowers are parties and all "Obligations," if any, as defined therein which remain outstanding on the Effective Date shall be deemed Lo be renewed and hereafter included within the Obligations under this Agreement.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 EXECUTED as of the effective date specified in the preamble.

                                        ULTRAK, INC.

                                        By: /s/ TIM D. TORNO
                                           -------------------------------------
                                            Tim D. Torno
                                            Vice  President

                                        DENTAL VISION DIRECT, INC.


                                        By: /s/ TIM D. TORNO
                                           -------------------------------------
                                            Tim D. Torno
                                            Vice  President

                                        DIAMOND ELECTRONICS, INC.


                                        By: /s/ TIM D. TORNO
                                           -------------------------------------
                                            Tim D. Torno
                                            Vice  President

                                        JAK PACIFIC VIDEO WARRANTY AND REPAIR
                                        SERVICES, INC.


                                        By: /s/ TIM D. TORNO
                                           -------------------------------------
                                            Tim D. Torno
                                            Vice  President

                                        ULTRAK OPERATING, L.P.
                                        A Texas limited partnership

                                             By: Ultrak G.P., Inc., its sole
                                                 general partner

                                             By: /s/ TIM D. TORNO
                                                --------------------------------
                                                 Tim D. Torno
                                                 Vice  President


                                        NATIONSBANK OF TEXAS

                                        By: /s/ RUSSELL P. HARTSFIELD
                                           -------------------------------------
                                            Russell P. Hartsfield
                                            Senior Vice President

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said ULTRAK, INC., a Delaware corporation, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.

                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------


THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said DENTAL VISION DIRECT, INC., a Texas corporation, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.

                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------



THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said DIAMOND ELECTRONICS, INC., an Ohio corporation, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.

                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

                 BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC., a California corporation, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.


                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------


THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

                 BEFORE ME, the undersigned authority, on this day personally appeared Tim D. Torno, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of Ultrak G.P., Inc., a Delaware corporation and sole general partner, on behalf and as the act of ULTRAK OPERATING, L.P., a Texas limited partnership, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.


                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------



THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

                 BEFORE ME, the undersigned authority, on this day personally appeared Russell P. Hartsfield, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said NATIONSBANK OF TEXAS, N.A., a national banking association, and that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 26th day of July,
1996.


                                        /s/ SHERRI D. BENDER
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF TEXAS

My Commission Expires:                  ----------------------------------------
  [NOTARY STAMP]                        (Printed Name of Notary)
- ----------------------

                                  EXHIBIT 3.3
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL

                Other Security Interests, Liens or Encumbrances

None.

                                  EXHIBIT 3.4
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL

                            Locations of Collateral

All Inventory and Equipment owned by each Borrower is located at the following locations:


=====================================================================================================
ADDRESS OF LOCATION                        COUNTY                            OWNED OR LEASED
                                                                    [IF LEASED, NAME OF LANDLORD]
=====================================================================================================
                                     ULTRAK OPERATING, L.P.
=====================================================================================================
1220 Champion Circle, Suite 100              Dallas                          Leased
Carrollton, Texas 75006                                             Champion Circle/TCEP II
                                                                          Joint Venture
- -----------------------------------------------------------------------------------------------------
2400 Industrial Lane                         Boulder                         Leased
Broomfield, Colorado 80020                                          Superior Investments I, Inc.
- -----------------------------------------------------------------------------------------------------
913 Commerce Drive                         Anne Arundel                      Leased
Annapolis, Maryland 21401                                             Annapolis Commerce Park
                                                                        Limited Partnership
- -----------------------------------------------------------------------------------------------------
1323 Butterfield Road, Suite 110              DuPage                          Leased
Downers Grove, Illinois 60515                                       Gottlieb Properties, Inc.
=====================================================================================================
                                    DENTAL VISION DIRECT, INC.
=====================================================================================================

1220 Champion Circle, Suite 100              Dallas                            Leased
Carrollton, Texas 75006                                               Champion Circle/TCEP II
                                                                           Joint Venture
=====================================================================================================
                                     DIAMOND ELECTRONICS, INC.
=====================================================================================================

4465 Coonpath Road                         Fairfield                         Owned
Carroll, Ohio 43112
=====================================================================================================
                       JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.
=====================================================================================================
2300 Stowe Drive, Suite C                  San Diego                         Leased
Poway, CA 92064                                                      Poway Industrial Park
=====================================================================================================

                                  EXHIBIT 5.1
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL

                                  Trade Names

None.

                                  EXHIBIT 5.6
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL

                                Share Ownership

Ownership:

Ultrak, Inc. is publicly owned. Approximately twenty and 9/100 percent (20.9%) of the Voting Stock of Ultrak, Inc. and one hundred percent (100%) of the convertible preferred stock are owned of record and beneficially by George K. Broady.

One hundred percent (100%) of the Voting Stock of Diamond Electronics, Inc. and JAK Pacific Video Warranty and Repair Services, Inc. are owned of record and beneficially by Ultrak, Inc.

Ultrak Operating, L.P. is owned as follows: (i) a one percent (1.0%) general partnership interest is owned by Ultrak GP, Inc., a Delaware corporation as sole general partner, and (ii) a ninety-nine percent limited partnership interest is owned by Ultrak LP, Inc., a Delaware corporation, as sole limited partner.

One hundred percent (100%) of the Voting Stock of Ultrak GP, Inc., a Delaware corporation, is owned of record and beneficially by Ultrak, Inc.

One hundred percent (100%) of the Voting Stock of Ultrak LP, Inc., a Delaware corporation, is owned of record and beneficially by Ultrak, Inc.

Stock options, warrants. etc.:

Ultrak, Inc:

         1. Non-qualified Employee Stock Option Plan - up to 833,334 shares of no par common stock at varying exercise prices.

         2. Convertible Preferred Stock - convertible into 406,981 shares of no par common stock.

         3. Petrus Warrants - pursuant to the 1992 loan agreement, as amended, 92,460 warrants issued to the Petrus Fund, Ltd., convertible into 92,460 shares of no par common stock

                                  EXHIBIT 5.6
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL


                                  Subsidiaries

See Share Ownership.

                                  EXHIBIT 5.9
                         TO LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                              ULTRAK, INC., ET AL


                                   Litigation


1. P.A.T. Co. and Kustom Signals, Inc., Plaintiffs v. Ultrak, Inc., Defendant; Case No. 95-2273-EEO

2. Conner Peripherrals, Inc., Plaintiff. vs. Exxis Technologies. Inc., Defendant; Cause No. 95-10753-16.

3.       Clayton Sperry vs. Exxis Corporation, et al; Ca. No. 4: 95-1613-22